EXHIBIT 4.3

SECOND AMENDMENT
TO REVOLVING CREDIT AND
GUARANTY AGREEMENT

     SECOND AMENDMENT, dated as of March 7, 2002 (the “Amendment”), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 22, 2002, among KMART CORPORATION, a Michigan corporation (the “Borrower”), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the “Guarantors”), JPMORGAN CHASE BANK, a New York banking corporation (“JPMorgan Chase”), each of the other financial institutions party thereto (together with JPMorgan Chase, the “Banks”) and JPMORGAN CHASE BANK, as Agent for the Banks (in such capacity, the “Agent”):

W I T N E S S E T H:

     WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of January 22, 2002, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement dated as of February 15, 2002 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

     WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

     WHEREAS, Section 10.03(b) of the Credit Agreement provides that each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under the Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it) by executing and delivering with such Eligible Assignee an Assignment and Acceptance in substantially the form of Exhibit C to the Credit Agreement (a copy of which is annexed hereto as Schedule I); and

     WHEREAS, JPMorgan Chase and the Banks party to the Credit Agreement immediately prior to the Effective Date of this Amendment (collectively, the “Original Banks”) wish to (i) assign to each of the financial institutions (other than the Original Banks) that is shown on Annex A hereto as having a Tranche A Commitment Amount (such financial institutions other than the Original Banks, collectively the “New Banks”), and each of the New Banks wishes to assume, a pro rata portion of the Original Banks’ interests, rights and obligations under the Credit Agreement such that upon the Effective Date of this Amendment the Original Banks and the New Banks shall have the respective Tranche A Commitment Amounts that are shown on Annex A hereto, and (ii) allocate to each of the financial institutions that is shown on Annex A hereto as having a Tranche B Credit-Linked Deposit (collectively, the “Tranche B Lenders”) their participation interests in Letters of Credit having Letter of Credit Outstandings in the aggregate amount of $200,000,000, and each of the Tranche B Lenders desires to accept such allocation through the deposit with the Agent of cash in an amount equal to such Tranche B Lender’s Tranche B Credit-Linked Deposit; and

     WHEREAS, the Borrower, the Guarantors, the Original Banks, the New Banks, the Tranche B Lenders and the Agent have determined that the execution and delivery of this Amendment to effectuate a reallocation of the Total Commitment under the Credit Agreement as in effect on the date hereof among the Original Banks, the New Banks and the Tranche B Lenders will be more expeditious and administratively efficient than the execution and delivery of a separate Assignment and Acceptance between each of the Original Banks and each of the New Banks, and each of the Original Banks and each of the Tranche B Lenders, respectively; and

     WHEREAS, upon the occurrence of the Effective Date of this Amendment, each of the New Banks and Tranche B Lenders shall become a party to the Credit Agreement in the form of Exhibit A hereto as a “Bank” and shall have the rights and obligations of a Bank thereunder, the respective Commitments of each of the Original Banks and New Banks under the Credit Agreement shall be in the amount set forth opposite its name on Annex A hereto under the heading “Tranche A Commitment Amount”, and each of the Tranche B Lenders shall have the interest shown opposite its name on Annex A hereto under the heading “Tranche B Credit-Linked Deposit”, as each of the same may be reduced from time to time pursuant to Section 2.10 or Section 2.13 of the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.     As used herein, all terms that are defined in the Credit Agreement (in effect immediately prior to the Effective Date of this Amendment) shall have the same meanings herein.

     2.     The Credit Agreement is hereby amended by inserting each of the provisions which appear with computerized underscoring and by deleting each of the provisions which appear with computerized strike-through in the document annexed hereto as Exhibit A.

     3.     Annex A to the Credit Agreement is hereby replaced in its entirety by Annex A hereto.

     4.     The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.

     5.     By its execution and delivery hereof, each of the Original Banks shall be deemed to have made each of the statements set forth in clauses (i) and (ii) of paragraph 2 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

     6.     By its execution and delivery hereof, each of the New Banks and Tranche B Lenders shall be deemed to have made each of the statements set forth in

2

clauses (i), (ii), (iii), (iv) and (v) of paragraph 3 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

     7.     On the Effective Date, (i) each New Bank will pay to the Agent (for the accounts of the Original Banks) such amount as represents such New Bank’s pro rata portion of the aggregate principal amount of the Loans, if any, that are outstanding on the Effective Date and such New Bank’s pro rata portion of the aggregate amount of the then unreimbursed drafts, if any, that were theretofore drawn under Letters of Credit, (ii) each Tranche B Lender will pay to the Agent in cash the amount of its Credit-Linked Deposit, and (iii) the Agent shall pay to each of the New Bank and Tranche B Lenders such fees as have been previously agreed to between the Agent and such New Bank and the Agent and such Tranche B Lender, respectively. Promptly following the occurrence of the Effective Date, and in accordance with Section 10.03(e) of the Credit Agreement, the Agent shall record in the Register the names and addresses of each New Bank and Tranche B Lender and the principal amount equal to such Bank’s Commitment, or such Tranche B Lender’s Credit-Linked Deposit, as the case may be, reflected on Annex A hereto.

     8.     By its execution and delivery hereof, each of the New Banks and Tranche B Lenders (i) agrees that any interest, Commitment Fees and Letter of Credit Fees (pursuant to Sections 2.08, 2.20 and 2.21 of the Credit Agreement) that accrued prior to the Effective Date shall not be payable to such New Bank or Tranche B Lender and authorizes and directs the Agent to deduct such amounts from any interest, Commitment Fees or Letter of Credit Fees paid after the date hereof and to pay such amounts to the Original Banks (it being understood that interest, Commitment Fees and Letter of Credit Fees respecting the Commitment of the Original Banks and each New Bank which accrue on or after the Effective Date shall be payable to such Bank in accordance with its Commitment), (ii) acknowledges that if such New Bank or Tranche B Lender is organized under the laws of a jurisdiction outside of the United States, such New Bank or Tranche B Lender has heretofore furnished to the Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to such New Bank’s or Tranche B Lender’s exemption from United States withholding taxes with respect to any payments to be made to such New Bank or Tranche B Lender under the Credit Agreement (or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty) and (iii) acknowledges that such New Bank or Tranche B Lender has heretofore supplied to the Agent the information requested on the administrative questionnaire which is attached to the Assignment and Acceptance as Exhibit A.

     9.     The Agent shall promptly deliver to the Borrower the forms and other documents furnished to it pursuant to paragraph 8(ii) hereof.

     10. This Amendment shall not become effective (the “Effective Date”) until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Original Banks, the New Banks, the Tranche B Lenders and the Agent, and the Agent shall have received evidence satisfactory to it of such execution and (ii) the payments provided for in the first sentence of paragraph 7 hereof shall have been made.

3

     11.     Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

     12.     The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

     13.     This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

     14.     This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     15. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

4

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

KMART CORPORATION

By: /s/ John McDonald Name: John McDonald Title:

GUARANTORS:

BIG BEAVER DEVELOPMENT CORPORATION

By: /s/ John McDonald Name: John McDonald Title:

BIG BEAVER OF CAGUAS DEVELOPMENT CORPORATION

By: /s/ John McDonald Name: John McDonald Title:

BIG BEAVER OF FLORIDA DEVELOPMENT, LLC

By: /s/ John McDonald Name: John McDonald Title:

BIG BEAVER OF GUAYNABO DEVELOPMENT CORPORATION

By: /s/ John McDonald Name: John McDonald Title:

5

BLUELIGHT.COM LLC

By: /s/ John McDonald Name: John McDonald Title:

KMART HOLDINGS, INC.

By: /s/ John McDonald Name: John McDonald Title:

KMART MICHIGAN PROPERTY SERVICES, L.L.C.

By: /s/ John McDonald Name: John McDonald Title:

KMART OF AMSTERDAM, NY DISTRIBUTION CENTER, INC.

By: /s/ John McDonald Name: John McDonald Title:

KMART OF MICHIGAN, INC.

By: /s/ Gerald Tschura Name: Gerald Tschura Title:

KMART OF NORTH CAROLINA LLC

By: /s/ John McDonald Name: John McDonald Title:

6

KLC, INC.

By: /s/ Alfred Leon Name: Alfred Leon Title:

KMART CORPORATION OF ILLINOIS, INC.

By: /s/ John McDonald Name: John McDonald Title:

BLUELIGHT.COM, INC.

By: /s/ James Misplan Name: James Misplan Title

KMART STORES OF INDIANA, INC.

By: /s/ John McDonald Name: John McDonald Title:

KMART STORES OF TNCP, INC.

By: /s/ John McDonald Name: John McDonald Title:

TC GROUP I LLC

By: /s/ John McDonald Name: John McDonald Title:

7

TROY CMBS PROPERTY, L.L.C.

By: /s/ John McDonald Name: John McDonald Title:

KMART OVERSEAS CORPORATION

By: /s/ James Misplan Name: James Misplan Title:

JAF, INC.

By: /s/ John McDonald Name: John McDonald Title:

VTA, INC.

By: /s/ Kathi L. Askins Name: Kathi L. Askins Title:

BIG BEAVER OF CAGUAS DEVELOPMENT CORPORATION II

By: /s/ John McDonald Name: John McDonald Title:

BIG BEAVER OF CAROLINA DEVELOPMENT CORPORATION

By: /s/ John McDonald Name: John McDonald Title:

8

KMART PHARMACIES, INC.

By: /s/ John McDonald Name: John McDonald Title:

KMART PHARMACIES OF MINNESOTA, INC.

By: /s/ John McDonald Name: John McDonald Title:

BUILDERS SQUARE, INC.

By: /s/ John McDonald Name: John McDonald Title:

KMART CMBS FINANCING, INC.

By: /s/ John McDonald Name: John McDonald Title:

KMART INTERNATIONAL SERVICES, INC.

By: /s/ John McDonald Name: John McDonald Title:

PMB, INC.

By: /s/ John McDonald Name: John McDonald Title:

9

SOURCING & TECHNICAL SERVICES, INC.

By: /s/ John McDonald Name: John McDonald Title:

ILJ, INC.

By: /s/ John McDonald Name: John McDonald Title:

STI MERCHANDISING, INC.

By: /s/ John McDonald Name: John McDonald Title:

KBL HOLDING INC.

By: /s/ James Misplan Name: James Misplan Title:

KMART OF INDIANA

By: /s/ John McDonald Name: John McDonald Title:

KMART OF PENNSYLVANIA LP

By: /s/ John McDonald Name: John McDonald Title:

10

KMART OF TEXAS L.P.

By: /s/ John McDonald Name: John McDonald Title:

11

JPMorgan Chase Bank

By: B. Joseph Lillis Name: B. Joseph Lillis Title: Managing Director

Fleet Retail Finance Inc.

By: /s/ James R. Dore Name: James R. Dore Title: Director

General Electric Capital Corporation By: /s/ Donna H. Evans Name: Donna H. Evans Title: Vice President

Credit Suisse First Boston, Cayman Islands Branch

By: /s/ Bill O’Daly Name: Bill O’Daly Title: Director

By: /s/ Cassandra Droogan Name: Cassandra Droogan Title: Associate

12

NEW BANKS:

Bank of Scotland

By: /s/ Joseph Fratus Name: Joseph Fratus Title: Vice President

The CIT Group/Business Credit, Inc.

By: /s/ James A. Brennan, Jr. Name: James A. Brennan, Jr. Title: Vice President

GMAC Business Credit, LLC

By: /s/ W. Wakefield Smith Name: W. Wakefield Smith Title: Director

National City Commercial Finance, Inc.

By: /s/ Dennis Hatvany Name: Dennis Hatvany Title: Vice President

First Union National Bank

By: /s/ Jill W. Akre Name: Jill W. Akre Title: Director

Wells Fargo Retail Finance, LLC

By: /s/ Kent Dahl Name: Kent Dahl Title: President

13

The Bank of New York

By: /s/ James W. Whitaker Name: James W. Whitaker Title: Senior Vice President

Bayerische Hypo und Vereinsbank AG, New York Branch

By: /s/ Richard Garcia Name: Richard Garcia Title: Managing Director

Metropolitan Life Insurance Company

By: /s/ James R. Dingler Name: James R. Dingler Title: Director

Satellite Senior Income Fund, LLC

By: Satellite Asset Management, L.P., its Investment Manager

By: /s/ Brian S. Kritcher Name: Brian S. Kritcher Title: Chief Operating Officer & Principal

AmSouth Bank

By: /s/ Mark McNally Name: Mark McNally Title: Attorney-in-Fact

US Bank National Association

By: /s/ Timothy N. Scheer Name: Timothy N. Scheer Title: Vice President

14

LaSalle Business Credit, Inc.

By: /s/ Francis D. O’Conner Name: Francis D. O’Conner Title: Senior Vice President

PB Capital Corporation

By: /s/ Dana L. McDougall Name: Dana L. McDougall Title: Vice President

By: /s/ Lisa Moraglia Name: Lisa Moraglia Title: Associate

PNC Business Credit

By: /s/ Mark Kiskorna Name: Mark Kiskorna Title: Vice President

Textron Financial Corporation

By: /s/ Michael O’Neal Name: Michael O’Neal Title: Vice President

Transamerica Business Capital Corporation

By: /s/ Stephen K. Goetschius Name: Stephen K. Goetschius Title: Senior Vice President

15

The Provident Bank

By: /s/ Michael D. Shover Name: Micheal D. Shover Title: Assistant Vice President

Highland Loan Funding V Ltd.

By: Highland Capital Management, L.P. as Collateral Manager

By: /s/ Louis Koven Name: Louis Koven Title: Executive Vice President — CFO Highland Capital Management, L.P.

Restoration Funding CLO, Ltd.

By: /s/ Louis Koven Name: Louis Koven Title: Executive Vice President — CFO Highland Capital Management, L.P.

HSBC Business Credit (USA) Inc.

By: /s/ Jimmy Schwartz Name: Jimmy Schwartz Title: Vice President

Orix Financial Services, Inc.

By: /s/ Thomas M. Watson Name: Thomas M. Watson Title: Vice President

16

RZB Finance LLC

By: /s/ John A. Valiska Name: John A. Valiska Title: Vice President

By: /s/ Christoph Hoedl Name: Christoph Hoedl Title: Vice President

UPS Capital Corporation

By: /s/ Scott Mowell Name: Scott Mowell Title: Managing Director

Israel Discount Bank of New York

By: /s/ Alan Lefkowitz Name: Alan Lefkowitz Title: First Vice President & Group Head

By: /s/ Karen Chen Name: Karen Chen Title: Assistant Manager

Webster Bank

By: /s/ John Gilsenan Name: John Gilsenan Title: Vice President

17

Regiment Capital, Ltd.

By: Regiment Capital Management, LLC as its Investment Advisor

By: Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

By: /s/ Mark Brostowski Name: Mark Brostowski Title: Vice President

President & Fellows of Harvard College

By: Regiment Capital Management, LLC as its Investment Advisor

By: Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

By: /s/ Timothy Peterson Name: Timothy Peterson Title: President

18

TRANCHE B LENDERS:

Laguna Funding Trust

By: /s/ Kelly W. Warnement Name: Kelly W. Warnement Title: Authorized Agent

Webster Bank

By: /s/ John Gilsenan Name: John Gilsenan Title: Vice President

Regiment Capital, Ltd.

By: Regiment Capital Management, LLC as its Investment Advisor

By: Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

By: /s/ Mark Brostowski Name: Mark Brostowski Title: Vice President

19

President & Fellows of Harvard College

By: Regiment Capital Management, LLC as its Investment Advisor

By: Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority

By: /s/ Timothy Peterson Name: Timothy Peterson Title: President

Northwoods Capital, Limited

By: Angelo, Gordon & Co., L.P., as Collateral Manager

By: /s/ John W. Fraser Name: John W. Fraser Title: Managing Director

Northwoods Capital II, Limited

By: Angelo, Gordon & Co., L.P., as Collateral Manager

By: /s/ John W. Fraser Name: John W. Fraser Title: Managing Director

Northwoods Capital III, Limited

By: Angelo, Gordon & Co., L.P., as Collateral Manager

By: /s/ John W. Fraser Name: John W. Fraser Title: Managing Director

20

Eaton Vance CDO III, Ltd.

By: Eaton Vance Management as Investment Advisor

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

Constantinus Eaton Vance CDO V, Ltd.

By: Eaton Vance Management as Investment Advisor

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

Eaton Vance CDO IV, Ltd.

By: Eaton Vance Management as Investment Advisor

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

Eaton Vance Institutional Senior Loan Fund

By: Eaton Vance Management as Investment Advisor

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

21

Eaton Vance Senior Income Trust

By: Eaton Vance Management as Investment Advisor

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

Senior Debt Portfolio

By: Boston Management and Research as Investment Advisor

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

Grayson & Co.

By: Boston Management and Research as Investment Advisor

By: /s/ Payson F. Swaffield Name: Payson F. Swaffield Title: Vice President

Foothill Group, Inc.

By: /s/ R. Michael Bohannon Name: R. Michael Bohannon Title: Vice President

22

Oak Hill Securities Fund, L.P.

By: Oak Hill Securities GenPar, L.P., its General Partner

By: Oak Hill Securities MGP, Inc., its General Partner

By: /s/ Scott D. Krase Name: Scott D. Krase Title: Authorized Signatory

Oak Hill Securities Fund, II, L.P.

By: Oak Hill Securities GenPar II, L.P., its General Partner

By: Oak Hill Securities MGP II, Inc., its General Partner

By: /s/ Scott D. Krase Name: Scott D. Krase Title: Authorized Signatory

Oak Hill Credit Partners I, Limited

By: Oak Hill CLO Management as Investment Advisor By: /s/ Scott D. Krase Name: Scott D. Krase Title: Authorized Signatory

23

Massachusetts Mutual Life Insurance Company

By: David L. Babson & Company Inc. as Investment Adviser

By: /s/ John B. Wheeler Name: John B. Wheeler Title: Managing Director

Maplewood (Cayman) Limited

By: David L. Babson & Company Inc. under delegated authority from Massachusetts Mutual Life Insurance Company as Investment Manager

By: /s/ John B. Wheeler Name: John B. Wheeler Title: Managing Director

Bill & Melinda Gates Foundation

By: David L. Babson & Company Inc. as Investment Adviser

By: /s/ John B. Wheeler Name: John B. Wheeler Title: Managing Director

Flagship CLO II

By: /s/ Colleen Cuniffe Name: Colleen Cuniffe Title: Attorney in fact

24

Flagship CLO-2001-1

By: Flagship Capital Mgt., Inc.

By: /s/ Colleen Cuniffe Name: Colleen Cunniffe Title: Director

Franklin Floating Rate Daily Access Fund

By: /s/ Richard D’Addario Name: Richard D’Addario Title: Senior Vice President

Franklin Floating Rate Master Series

By: /s/ Richard D’Addario Name: Richard D’Addario Title: Senior Vice President

Franklin Floating Rate Trust

By: /s/ Richard D’Addario Name: Richard D’Addario Title: Senior Vice President

Steamboat Capital, LLC

By: /s/ Edward A. Mulé Name: Edward A. Mulé Title: Principal

Toronto Dominion (New York), Inc.

By: /s/ Stacey Malek Name: Stacey Malek Title: Vice President

25

Stanwich Loan Funding LLC

By: /s/ Kelly W. Warnement Name: Kelly W. Warnement Title: Vice President

CSAM Funding I

By: /s/ Andrew H. Marshak Name: Andrew H. Marshak Title: Authorized Signatory

CSAM Funding II

By: /s/ Andrew H. Marshak Name: Andrew H. Marshak Title: Authorized Signatory

161 Fidelity Advisor Series II: Fidelity Advisor Floating Rate High Income Fund

By: /s/ Maria Dwyer Name: Maria Dwyer Title: Deputy Treasurer

Avalon Capital Ltd.

By: Invesco Senior Secured Management, Inc As Portfolio Manager

By: /s/ Anne M. McCarthy Name: Anne M. McCarthy Title: Authorized Signatory

26

Avalon Capital Ltd. 2

By: Invesco Senior Secured Management, Inc. As Portfolio Manager

By: /s/ Anne M.McCarthy Name: Anne M. McCarthy Title: Authorized Signatory

AIM Floating Rate Fund

By: Invesco Senior Secured Management, Inc. As Attorney in fact

By: /s/ Anne M. McCarthy Name: Anne M. McCarthy Title: Authorized Signatory

Charter View Portfolio

By: Invesco Senior Secured Management, Inc As Investment Advisor

By: /s/ Anne M. McCarthy Name: Anne M. McCarthy Title: Authorized Signatory

Diversified Credit Portfolio Ltd.

By: Invesco Senior Secured Management, Inc. As Investment Advisor

By: /s/ Anne M.McCarthy Name: Anne M. McCarthy Title: Authorized Signatory

27

.	COMPOSITE CONFORMED COPY
THROUGH MARCH 7, 2002

REVOLVING CREDIT AND GUARANTY AGREEMENT

Among

KMART CORPORATION,

a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower

and

THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,

Each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Guarantors

and

THE BANKS PARTY HERETO,

and

JPMORGAN CHASE BANK,
as Administrative Agent, Collateral Agent and Co-Collateral Monitor

J.P. MORGAN SECURITIES INC.,
as Co-Lead Arranger and Joint Bookrunner

FLEET SECURITIES, INC.,
as Co-Lead Arranger and Joint Bookrunner,

FLEET RETAIL FINANCE INC.
as Co-Collateral Monitor and Documentation Agent

GENERAL ELECTRIC CAPITAL CORPORATION,
as Co-Syndication Agent and Co-Collateral Monitor

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
as Co-Syndication Agent

Dated as of January 22, 2002

CONFORMED TO REFLECT MODIFICATIONS SET FORTH IN THE FIRST AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT DATED AS OF FEBRUARY 15, 2002 AND THE SECOND AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT DATED AS OF MARCH 7, 2002

Page

SECTION 1.	DEFINITIONS		2

	SECTION 1.01	Defined Terms	2

	SECTION 1.02	Terms Generally	~~15~~22

SECTION 2.	AMOUNT AND TERMS OF CREDIT		~~16~~23

	SECTION 2.01	Commitment of the Banks; Total Tranche A Commitment Usage	~~16~~23

	SECTION 2.02	Borrowing Base	~~16~~23

	SECTION 2.03	Letters of Credit ~~16~~; Participations of Tranche A Banks	24

	SECTION 2.04	Issuance	~~18~~26

	SECTION 2.04A	Tranche B Letter of Credit Participations	26

	SECTION 2.04B	Earnings on Tranche B Credit-Linked Deposit	27

	SECTION 2.05	Nature of Letter of Credit Obligations Absolute	~~18~~27

	SECTION 2.06	Making of Loans	~~19~~28

	SECTION 2.07	Repayment of Loans; Evidence of Debt	~~20~~29

	SECTION 2.08	Interest on Loans	~~21~~29

	SECTION 2.09	Default Interest	~~21~~30

	SECTION 2.10	Optional Termination or Reduction of Commitment	~~21~~30

	SECTION 2.11	Alternate Rate of Interest	~~21~~30

	SECTION 2.12	Refinancing of Loans	~~22~~30

	SECTION 2.13	Mandatory Prepayment; Commitment Termination; Cash Collateral	~~23~~31

	SECTION 2.14	Optional Prepayment of Loans; Reimbursement of Banks	~~23~~32

	SECTION 2.15	Reserve Requirements; Change in Circumstances	~~25~~34

	SECTION 2.16	Change in Legality	~~26~~35

	SECTION 2.17	Pro Rata Treatment, etc	~~27~~36

	SECTION 2.18	Taxes	~~27~~36

	SECTION 2.19	Certain Fees	~~28~~37

	SECTION 2.20	Commitment Fee	~~28~~37

	SECTION 2.21	Letter of Credit Fees	~~28~~37

	SECTION 2.22	Nature of Fees	~~29~~38

	SECTION 2.23	Priority and Liens	~~29~~38

	SECTION 2.24	Right of Set-Off	~~30~~39

	SECTION 2.25	Security Interest in Letter of Credit Account	~~31~~40

(continued)

Page

	SECTION 2.26	Payment of Obligations	~~31~~40

	SECTION 2.27	No Discharge; Survival of Claims	~~31~~40

SECTION 3.	REPRESENTATIONS AND WARRANTIES		~~31~~40

	SECTION 3.01	Organization and Authority	~~31~~40

	SECTION 3.02	Due Execution	~~32~~41

	SECTION 3.03	Statements Made	~~32~~41

	SECTION 3.04	Financial Statements	~~33~~42

	SECTION 3.05	Ownership	~~33~~42

	SECTION 3.06	Liens	~~33~~42

	SECTION 3.07	Compliance with Law	~~33~~42

	SECTION 3.08	Insurance	~~34~~43

	SECTION 3.09	Use of Proceeds	~~34~~43

	SECTION 3.10	Litigation	~~34~~43

	SECTION 3.11	Inventory Value	~~34~~43

	SECTION 3.12	Labor Relations	~~34~~43

SECTION 4.	CONDITIONS OF LENDING		~~35~~44

	SECTION 4.01	Conditions Precedent to Initial Loans and Initial Letters of Credit	~~35~~44

	SECTION 4.02	Conditions Precedent to Each Loan and Each Letter of Credit	~~37~~46

SECTION 5.	AFFIRMATIVE COVENANTS		~~38~~47

	SECTION 5.01	Financial Statements, Reports, etc	~~39~~48

	SECTION 5.02	Corporate Existence	~~41~~50

	SECTION 5.03	Insurance	~~41~~50

	SECTION 5.04	Obligations and Taxes	~~41~~50

	SECTION 5.05	Notice of Event of Default, etc	~~42~~51

	SECTION 5.06	Access to Books and Records	~~42~~51

	SECTION 5.07	Blocked Account Arrangements ~~42~~; Concentration Account	51

	SECTION 5.08	Borrowing Base Certificate	~~42~~51

	SECTION 5.09	Collateral Monitoring and Review	~~42~~51

	SECTION 5.10	Operating Plan	~~43~~52

	SECTION 5.11	Additional UCC Searches	~~43~~52

(continued)

Page

	SECTION 5.12	Delivery of Schedules; Supplemental Schedules	~~43~~52

SECTION 6.	NEGATIVE COVENANTS		~~43~~52

	SECTION 6.01	Liens	~~43~~53

	SECTION 6.02	Merger, etc	~~44~~53

	SECTION 6.03	Indebtedness	~~44~~53

	SECTION 6.04	Capital Expenditures	~~44~~53

	SECTION 6.05	EBITDA	~~45~~54

	SECTION 6.06	Guarantees and Other Liabilities	~~45~~55

	SECTION 6.07	Chapter 11 Claims	~~45~~55

	SECTION 6.08	Dividends; Capital Stock	~~45~~55

	SECTION 6.09	Transactions with Affiliates	~~45~~55

	SECTION 6.10	Investments, Loans and Advances	~~45~~55

	SECTION 6.11	Disposition of Assets	~~46~~55

	SECTION 6.12	Nature of Business	~~46~~56

SECTION 7.	EVENTS OF DEFAULT		~~46~~56

	SECTION 7.01	Events of Default	~~46~~56

SECTION 8.	THE AGENT		~~49~~59

	SECTION 8.01	Administration by Agent	~~49~~59

	SECTION 8.02	Advances and Payments	~~50~~59

	SECTION 8.03	Sharing of Setoffs	~~50~~60

	SECTION 8.04	Agreement of Required Banks and Super-majority Banks	~~51~~60

	SECTION 8.05	Liability of Agent	~~51~~61

	SECTION 8.06	Reimbursement and Indemnification	~~51~~61

	SECTION 8.07	Rights of Agent	~~52~~62

	SECTION 8.08	Independent Banks	~~52~~62

	SECTION 8.09	Notice of Transfer	~~52~~62

	SECTION 8.10	Successor Agent	~~52~~62

	SECTION 9.	GUARANTY	~~53~~62

	SECTION 9.01	Guaranty	~~53~~62

	SECTION 9.02	No Impairment of Guaranty	~~54~~63

	SECTION 9.03	Subrogation	~~54~~64

	SECTION 10.	MISCELLANEOUS	~~54~~64

(continued)

Page

SECTION 10.01	Notices	~~54~~64

SECTION 10.02	Survival of Agreement, Representations and Warranties, etc	~~55~~65

SECTION 10.03	Successors and Assigns	~~55~~65

SECTION 10.04	Confidentiality	~~57~~68

SECTION 10.05	Expenses	~~58~~68

SECTION 10.06	Indemnity	~~58~~68

SECTION 10.07	CHOICE OF LAW	~~59~~69

SECTION 10.08	No Waiver	~~59~~69

SECTION 10.09	Extension of Maturity	~~59~~69

SECTION 10.10	Amendments, etc	~~59~~69

SECTION 10.11	Severability	~~60~~71

SECTION 10.12	Headings	~~60~~71

SECTION 10.13	Execution in Counterparts	~~61~~71

SECTION 10.14	Prior Agreements	~~61~~71

SECTION 10.15	Further Assurances	~~61~~71

SECTION 10.16	WAIVER OF JURY TRIAL	~~61~~71

ANNEX A	–	Tranche A Commitment Amounts and Tranche B Credit-Linked Deposits
EXHIBIT A-1	–	Form of Interim Order
EXHIBIT A-2	–	Form of Final Order
EXHIBIT B	–	Form of Security and Pledge Agreement
EXHIBIT C	–	Form of Opinion of Counsel
EXHIBIT D	–	Form of Assignment and Acceptance
EXHIBIT E	–	Form of Borrowing Base Certificate

SCHEDULE 3.05	–	Subsidiaries
SCHEDULE 3.10	–	Litigation
SCHEDULE 3.12	–	Labor Relations
SCHEDULE 6.10	–	Existing Investments
SCHEDULE 6.11	–	Asset Sales
SCHEDULE 7.01(m)		First Day Orders

REVOLVING CREDIT AND GUARANTY AGREEMENT
Dated as of January 22, 2002

     REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 22, 2002, among KMART CORPORATION, a Michigan corporation (the “Borrower”), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and certain of the direct or indirect subsidiaries of the Borrower signatory hereto (each a “Guarantor” and collectively, the “Guarantors”), each of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a “Case” and collectively, the “Cases”), JPMORGAN CHASE BANK, a New York banking corporation (“JPMorgan Chase”), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, the “Banks”) and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Agent”) for the Banks.

INTRODUCTORY STATEMENT

     On January 22, 2002, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $2,000,000,000, all of the Borrower’s obligations under which are to be guaranteed by the Guarantors.

     The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and the Guarantors and for the other purposes described in Section 3.09.

     To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, but subject to the “provided” clause of the last sentence of Section 2.23(a), the Obligations of the Borrower to any Bank (or any of their respective Bank Affiliates) under Section 6.03(vii)), the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

     (a)  a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

     (b)  an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

     (c)  a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower and the Guarantors (limited,

in the case of leasehold interests, to the proceeds received upon any sale, disposition or termination thereof) that is not subject to valid, perfected and non-avoidable liens as of the commencement of the Cases, including, without limitation, substantially all inventory of the Borrower and the Guarantors (excluding the Borrower’s and the Guarantors’ rights in respect of avoidance actions under the Bankruptcy Code, it being understood that, notwithstanding such exclusion of avoidance actions, the proceeds of such actions shall be available to repay the Obligations), and on all cash and cash equivalents in the Letter of Credit Account; and

     (d)  a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (limited, in the case of leasehold interests, to the proceeds received upon any sale, disposition or termination thereof) that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid, perfected and non-avoidable Liens.

     All of the claims and the Liens granted hereunder in the Cases to the Agent and the Banks shall be subject to the Carve-Out to the extent provided in Section 2.23.

     Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

   SECTION 1.01 Defined Terms.

     “ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

     “ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

     “Additional Credit” shall have the meaning given such term in Section 4.02(d) hereof.

     “Adjusted Eligible Inventory Amount” shall be equal to (a) the Eligible Inventory Amount less (b) the Inventory Reserves.

     “Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term “LIBOR Rate” shall mean the rate at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     “Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

     “Agent” shall have the meaning set forth in the Introduction.

     “Agreement” shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. “Base CD Rate” shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. “Three-Month Secondary CD Rate” shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     “Appraisal Inventory Value” shall be equal to (i) Gross Inventory Value per the stockledger, plus (ii) scan-based trading, less, to the extent included therein, (iii) in-

transit from vendors, miscellaneous and wholesaler freight fees, and consigned inventory, and (iv) plus or minus any other reconciling items, calculated in a manner consistent with the initial appraisal performed in January — February 2002.

     “Assessment Rate” shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent’s domestic offices.

     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

     “Bank Affiliate” means, (a) with respect to any Bank, (i) an Affiliate of such Bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

     “Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

     “Bankruptcy Court” shall mean the United States Bankruptcy Court for the Northern District of Illinois or any other court having jurisdiction over the Cases from time to time.

     “Banks” shall have the meaning set forth in the Introduction.

     “Benchmark LIBOR Rate” shall have the meaning set forth in Section 2.04B(a).

     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

     “Borrower” shall have the meaning set forth in the Introduction.

     “Borrowing” shall mean the incurrence of Loans of a single Type made from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

     “Borrowing Base” shall ~~be defined in a manner mutually satisfactory to the Agent, the Co-Collateral Monitors and the Borrower and reflected in the~~mean on any date the amount (calculated based on the most recent Borrowing Base ~~Amendment and shall limit~~

~~Total Commitment Usage~~Certificate delivered pursuant to ~~the lowest of~~this Agreement) that is equal to (i) ~~95% of~~(A) if and only if the ~~Total Commitment, (ii) a~~Effective Advance Rate is equal to or greater than the percentage ~~to be determined~~equal to 75% of the Recovery Rate, 75% multiplied by the ~~Initial Banks in consultation with~~Recovery Rate multiplied by the ~~Borrower (as set forth in~~Gross Inventory Value or (B) if and only if the ~~Borrowing Base Amendment) of the net orderly liquidation value of inventory at cost as determined by~~Effective Advance Rate is less than the ~~outside inventory consultants/appraisers retained by the Agent and the Co-Collateral Monitors and (iii) a~~ percentage ~~to be determined by the Initial Banks in consultation with the Borrower (as set forth in the Borrowing Base Amendment) of eligible inventory; such Borrowing Base shall include inventory of the Borrower and the Guarantors meeting certain eligibility standards determined by the Agent in consultation with the Borrower and with the consent of the Co-Collateral Monitors and shall reflect~~ equal to 75% of the Recovery Rate, the Net Available Inventory Amount less (ii) (x) a reserve equal to the sum of $200,000,000 on account of pari passu cash management claims granted pursuant to Section 2.23(a) and permitted by Section 6.03(vii), ~~plus~~ (y) a reserve equal to $25,000,000 and (~~y~~z) other availability reserves established by the Agent in its reasonable discretion acting at the direction of the Co-Collateral Monitors ~~from time to time~~. Borrowing Base standards (including availability reserves) may be established and revised from time to time solely by the Agent in its reasonable discretion acting ~~with~~at the ~~consent~~direction of the Co-Collateral Monitors with any changes in such standards to be effective five (5) Business Days after delivery of notice thereof to the Borrower.

     “Borrowing Base Amendment” shall mean an amendment to this Agreement satisfactory to the Initial Banks and the Borrower to be executed within the later to occur of (i) two (2) weeks after the first to occur of the making of the initial Loans hereunder or under the Interim Order or the issuance of the initial Letter of Credit hereunder and (ii) one (1) week following the date upon which the Agent shall have provided a draft of the Borrowing Base Amendment to the Borrower.

     “Borrowing Base Certificate” shall mean a certificate substantially in the form of ~~an exhibit to the Borrowing Base Amendment~~Exhibit E hereto (with such changes therein ~~from time to time~~ as may be required by the Agent in its reasonable discretion acting at the direction of the Co-Collateral Monitors to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules and collateral reporting requirements as referred to therein and as provided for in Section 5.08.

     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

     “Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to January 1, 2002 or accrued as liabilities during such period and including that portion of any post-petition

Capitalized Lease which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, made by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from (x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored or (y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

     “Capitalized Lease” shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     “Carve-Out” shall have the meaning set forth in Section 2.23.

     “Cases” shall have the meaning set forth in the Introduction.

     “Change of Control” shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

     “Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived~~, which date shall occur promptly upon entry of the Interim Order, but not later than 10 days following the Filing Date~~.

     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     “Co-Collateral Monitors” shall mean JPMorgan Chase, Fleet and GECC; provided that for the purposes of this Agreement, all determinations, consents and actions of the Co-Collateral Monitors shall be made or taken by the Co-Collateral Monitors whose ~~Commitments~~commitments in respect of Tranche A Loans and Tranche B Letters of Credit at the time of any such determination, consent or action represent at least 66-2/3% of the ~~Commitments~~commitments of the Co-Collateral Monitors in respect of Tranche A Loans and Tranche B Letters of Credit in the aggregate.

     “Collateral” shall mean the “Collateral” as defined in the Security and Pledge Agreement.

     ~~“Commitment” shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.~~

     “Commitment Fee” shall have the meaning set forth in Section 2.20.

     ~~“Commitment Percentage” shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.~~

     “Consummation Date” shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

     “CSFB” shall mean Credit Suisse First Boston, Cayman Islands Branch.

     “DC” shall mean any distribution center owned or leased and operated by the Borrower or any Guarantor.

     “Dollars” and “$” shall mean lawful money of the United States of America.

     “EBITDA” shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge which in accordance with GAAP has been deducted in the calculation of operating income, (ix) the cumulative effect of any change in accounting principles and (x) “Chapter 11 expenses” (or “administrative costs reflecting Chapter 11 expenses”) as shown on the Borrower’s consolidated statement of income for such period less (b) extraordinary gains plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clause (viii) above, was taken into account in determining EBITDA for such or any prior period.

     “Effective Advance Rate” shall be stated as a percentage equal to the Net Available Inventory Amount divided by the Gross Inventory Value.

     “Eligible Assignee” shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein or buys and/or invests in commercial loans and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; (iii) a Bank Affiliate of the assignor Bank; and (iv) any other financial institution reasonably satisfactory to the Agent.

     “Eligible Inventory Amount” shall mean, on the last day of any fiscal week, without duplication, the Gross Inventory Value of Inventory held for sale to third party customers of the Borrower and the Guarantors at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (r) below. Without limiting the foregoing, to qualify as “Eligible Inventory Amount” no Person other than the Borrower or the Guarantors, as applicable, shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Borrower and the Guarantors, as applicable, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Unless otherwise from time to time approved in writing by the Agent, no Inventory shall be deemed included in the Eligible Inventory Amount if, without duplication:

(a) the Borrower or the Guarantors do not have sole and good, valid and unencumbered title thereto (except for Liens expressly permitted by Section 6.01 (iii) or (vi) or Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP); or

(b) it is not located in the United States, Puerto Rico or U.S. Virgin Islands; or is located in Guam; or

(c) it is not located at property owned or leased by the Borrower or the Guarantors (except to the extent such Inventory is in transit between such locations) or is located at a third party warehouse or is located at a closed Store (except pursuant to clause (f)) or is located at a closed DC; or

(d) it is identified as accrued Inventory without a receiver in the Borrower’s or Guarantors’ stockledger; or

(e) it is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Agent and the Banks; or

(f) it is Inventory located at a Store which is being closed; provided however that such Inventory will be deemed eligible for the first four (4) weeks after the commencement of the Store Closure Sale for that Store; or

(g) it is consigned from a vendor or is at a customer location but still accounted for in the Borrower’s or the

Guarantors’ inventory balance, or is scanned-based trading (such as greeting cards); or

(h) it is in-transit from a vendor, and has not yet been received into a DC or Store; or

(i) it is identified in the stockledger of the Borrower or any Guarantor as any of the following departments or consists of Inventory which is ordinarily classified by the Borrower or such Guarantor consistent with its historical practices as the following: bakery; dairy; deli; digital imaging, photofinishing and 1 hour lab; floral; gasoline; home fragrances and party supplies; live plants; meat; miscellaneous or other as classified on the Borrower’s or such Guarantor’s stockledger; produce; books; magazines; restaurant operations; or seafood; or

(j) it is Inventory that is packed-away and stored at a DC or a Store for future sale; or

(k) from and after the delivery by the Borrower of the first weekly Borrowing Base Certificate after a specified holiday or event has occurred, any Inventory (other than seasonal apparel) identified as seasonal per the Borrower’s and the Guarantors’ stockledger for sale for such specific holiday or event; or

(l) it is identified as wholesaler freight fees; or

(m) from and after any date that is more than four (4) weeks past a specified selling season, any Inventory that is seasonal apparel and that the Borrower or the Guarantors have identified, in accordance in all material respects with the Borrower’s and Guarantors’ current or historical accounting practices, as related to such specific selling season; or

(n) it is identified per the Borrower’s and the Guarantors’ stockledger as candy, provided that it will only be considered ineligible to the extent that the Inventory Value thereof is greater than 2% of Gross Inventory Value; or

(o) it is identified per the Borrower’s and the Guarantors’ stockledger as Inventory on layaway, or a third party has placed a deposit on the specific Inventory; or

(p) it is identified by the Borrower and the Guarantors as Inventory in a vending machine based on their reasonable estimate of the Inventory Value of such Inventory from time to time; or

(q) it is identified per the Borrower’s and the Guarantors’ stockledger as Inventory that is in a leased department; or

(r) it is otherwise deemed ineligible by the Agent in its reasonable discretion acting at the direction of the Co-Collateral Monitors on at least five (5) Business Days’ notice to the Borrower.

     “Environmental Lien” shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     “ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a single employer within the meaning of Section 414(b), (c), (m), or (o) of the Code.

     “Eurocurrency Liabilities” shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

     “Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

     “Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

     “Event of Default” shall have the meaning given such term in Section 7.

     “Excluded Entities” shall collectively mean Kmart of Indiana, an Indiana partnership and Kmart of Pennsylvania LP, a Pennsylvania limited partnership.

     “Excluded Taxes” means, with respect to the Agent, any Bank, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Bank, any withholding tax that is imposed by any jurisdiction other than the United States of America or any state thereof or is imposed by the United States of America on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank’s failure to comply with Section 2.18(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a).

     “Fees” shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

     “Filing Date” shall mean January 22, 2002.

     “Final Order” shall have the meaning given such term in Section 4.02(d).

     “Financial Officer” shall mean the Chief Financial Officer, Chief Restructuring Officer, Principal Accounting Officer, Controller, a Treasurer or Assistant Treasurer of the Borrower.

     “Fleet” shall mean Fleet Retail Finance Inc.

     “Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     “Fronting Bank” shall mean JPMorgan Chase (or any of its banking affiliates) or such other Bank (which other Bank shall be reasonably satisfactory to the Borrower) as may agree to act in such capacity.

     “GAAP” shall mean generally accepted accounting principles applied in accordance with Section 1.02.

     “GECC” shall mean General Electric Capital Corporation.

     “Governmental Authority” shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

     “Gross Available Inventory Amount” shall be equal to (a) Adjusted Eligible Inventory Amount multiplied by (b) the advance rate of 60%, which may be modified from time to time at the Agent’s reasonable discretion acting at the direction of the Co-Collateral Monitors on at least five (5) Business Days’ notice to the Borrower.

     “Gross Inventory Value” shall mean, at any week end, the Inventory Value of the Inventory for Stores and DCs per the Borrower’s and the Guarantors’ stockledger.

     “Guarantor” shall have the meaning set forth in the Introduction.

     “Indebtedness” shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     “Indemnified Taxes” means Taxes other than Excluded Taxes.

     “Initial Banks” shall mean JPMorgan Chase, Fleet, GECC and CSFB.

     “Insufficiency” shall mean, with respect to any Plan, its “amount of unfunded benefit liabilities” within the meaning of Section 4001(a)(18) of ERISA, if any.

     “Interim Order” shall have the meaning given such term in Section 4.01(b).

     “Interest Payment Date” shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

     “Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.06(b) or 2.12; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

     “Inventory” shall mean (a) as of any date of determination, “inventory”, as defined in the Uniform Commercial Code as in effect in the State of New York and (b) all finished goods, ware and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers based on stockledgers or perpetual inventory reports, defined and classified by the Borrower and the Guarantors on a basis consistent in all material respects with current and historical accounting practice in accordance with GAAP.

     “Inventory Reserves” shall mean the following:

     (a) a reserve for shrink, or discrepancies that arise between Inventory quantities on hand per the Borrower’s or the Guarantors’ unit inventory system, and physical counts of the Inventory which will be equal to the greater of (i) $75,000,000; (ii) the mathematical average of the shrink results from the past three year’s physical inventories expressed as a percent of sales, multiplied by sales for the relevant year-to-date period and adjusted for the cost complement for the relevant year-to-date period; but only to the extent such amount exceeds reserves already netted out of the Gross Inventory Value per the stockledger; or (iii) an amount determined by the Agent in its reasonable discretion acting at the direction of the Co-Collateral Monitors on five (5) Business Days’ notice to the Borrower (such reserve for shrink to be recalculated by the tenth day after each month end and reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto); and

     (b) a reserve for intracompany profit, equal to the most recent three (3) fiscal months of capitalized cost of the foreign buying offices owned and operated by the Borrower or any Guarantor, with the time frame subject to change on five (5) Business Days’ notice to the Borrower based on Inventory performance, or the Agent’s reasonable discretion acting at the direction of the Co-Collateral Monitors (such reserve for intercompany profit to be recalculated by the tenth day after each month end and reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto); and

     (c) a general reserve which may be modified on five (5) Business Days’ notice to the Borrower at the Agent’s reasonable discretion acting at the direction of the Co-Collateral Monitors including but not limited to a reserve, without duplication, for (i) POS markdowns, calculated as (a) the rolling six month average of POS markdowns to sales expressed as a percentage less (b) 5% multiplied by (c) 50% of the Eligible Inventory Amount until further notice given by the Agent in its reasonable discretion acting at the direction of the Co-Collateral Monitors (such reserve for POS markdowns to be recalculated by the 10th day after each month end and to be reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto); (ii) hard (permanent) markdowns; (iii) seasonal merchandise; (iv) discontinued and clearance merchandise; (v) change in product mix of merchandise; (vi) change in pricing strategy or markon percentages; (vii) damaged merchandise; (viii) price changes; or (ix) other adjustments as deemed appropriate; and

     (d) a reserve for Inventory returned (other than as a result of reclamations) to either the return goods center (“RGC”), the vendor, given to charity, or otherwise considered non-saleable, whether defective or non-defective. This reserve is to be calculated as the monthly average for the most recent rolling 12 fiscal month period of return (other than as a result of reclamations) activity to the vendors, the RGC, given to charity, or otherwise considered non-saleable, whether defective or non-defective, both from the Stores and DCs, and is subject to change on five (5) Business Days’ notice to the Borrower at the Agent’s reasonable discretion acting at the direction of the Co-Collateral Monitors; and such reserve to be recalculated by the 10th day after each month-end and to be reflected on each Borrowing Base Certificate delivered by the Borrower after such date until the amount of such reserve is recalculated pursuant hereto.

      “Inventory Value” shall mean, with respect to any Inventory of the Borrower and the Guarantors, the value of such Inventory valued at cost on a basis consistent with the Borrower’s current and historical accounting practice per the stockledger (without giving effect to LIFO reserves and general ledger reserves for discontinued inventory, markdowns, intercompany profit, rebates and discounts, any cut off adjustments, revaluation adjustments, purchase price adjustments or adjustments with respect to the capitalization of buying, occupancy, distribution and other overhead costs reflected on the balance sheet of the Borrower and the Guarantors in respect of Inventory). The value of the Inventory as set forth above will, without duplication for any Inventory Reserves, be calculated net of the reserve established by the Borrower or any Guarantor on a basis consistent with the Borrower’s current and historical practice in respect of lost, misplaced or stolen Inventory at such time.

     “Investments” shall have the meaning given such term in Section 6.10.

     “Joint Commitment Letter” shall mean that certain Joint Commitment Letter dated January 21, 2002 among the Agent, J.P. Morgan Securities Inc., Fleet, GECC, CSFB and the Borrower.

     “JPMorgan Chase” shall have the meaning set forth in the Introduction.

      “Kmart Gift Card Liability Reserve” shall mean, at any fiscal week end or month end, as the case may be, a reserve equal to the total value of all gift cards and cash cards outstanding (such reserve to be reported on a monthly basis until the delivery of the first Borrowing Base Certificate in August 2002, from which time such reserve will be reported weekly).

     “Letter of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank. Subject to Sections 2.10 and 2.13(b), Letters of Credit shall be either (x) Tranche B Letters of Credit to the extent of Letter of Credit Outstandings not exceeding $200,000,000 in the aggregate or (y) Tranche A Letters of Credit to the extent of Letter of Credit Outstandings that exceed $200,000,000 in the aggregate.

     “Letter of Credit Account” shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the “Kmart Letter of Credit Account” that shall be used solely for the purposes set forth in Sections 2.03(b) and 2.13.

     “Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

     “Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

     “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     “Loan” shall have the meaning given such term in Section 2.01; it being understood that for all purposes hereunder and under the other Loan Documents, the term “Loan” shall be deemed to include all “Preliminary Borrowings” as such term is defined in the Interim Order dated January 22, 2002.

     “Loan Documents” shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered to the Agent or any Bank in connection herewith, in each case, as the same may be amended, modified, supplemented, extended or restated from time to time.

      “Martha Stewart Reserve” shall mean, at any fiscal week end, a reserve equal to the sum of (a) the current unpaid royalty earned for Martha Stewart merchandise sold plus (b) (i) the retail value of all Inventory identified as Martha Stewart multiplied by (ii) the royalty rate of 2.73% or the rate currently in effect multiplied by (iii) the cost complement plus (c) a reserve for exclusive contracts, royalties or other such agreements as deemed necessary by the Agent in its reasonable discretion acting at the direction of the Co-Collateral Monitors on five (5) Business Days’ notice to the Borrower plus (d) any additional amount determined by the Agent in its reasonable discretion acting with the consent of the Co-Collateral Monitors on five (5) Business Days’ notice to the Borrower.

     “Maturity Date” shall mean April 22, 2004.

     “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the

Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     “Multiple Employer Plan” shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

     “Net Available Inventory Amount” shall be equal to (a) the Gross Available Inventory Amount, less (b) the sum of the following reserves: (i) the Martha Stewart Reserve, (ii) the Kmart Gift Card Liability Reserve, and (iii) any other reserve that the Agent deems necessary in the Agent’s reasonable discretion acting at the direction of the Co-Collateral Monitors on five (5) Business Days’ notice to the Borrower.

     “Net Proceeds” shall mean, in respect of any sale of assets, the cash proceeds of such sale after the payment of or reservation for (x) expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale (all of which expenses shall be satisfactory to the Agent in its reasonable judgment), (y) the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Banks and (z) the reasonable costs and expenses of any repairs, alterations or improvements made by the Borrower or any Guarantor to the assets sold to the extent such repairs, alterations or improvements were required pursuant to the terms of such sale.

     “Obligations” shall mean (a) the due and punctual payment of principal of and interest on the Loans, the reimbursement to the Tranche B Lenders of an amount equal to the Tranche B Reimbursement Amount and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents.

     “Orders” shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     “PACA” shall mean the Perishable Agricultural Commodities Act of 1930, as amended, 7 U.S.C. §§499a et seq.

     “PASA” shall mean the Packers and Stockyards Act of 1921, as amended, 7 U.S.C. §§181 et seq.

     “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     “Pension Plan” shall mean a defined benefit plan (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which meets and is subject to the requirements of Section 401(a) of the Code.

     “Permitted Investments” shall mean:

     (a)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

     (b)  without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least “A-2” or the equivalent thereof from Standard & Poor’s Corporation or of at least “P-2” or the equivalent thereof from Moody’s Investors Service, Inc.;

     (c)  investments in certificates of deposit, banker’s acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least “A-2” or the equivalent thereof from Standard & Poor’s Corporation or at least “P-2” or the equivalent thereof from Moody’s Investors Service, Inc.;

     (d)  investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least “A-2” or the equivalent thereof from Standard & Poor’s Corporation or of at least “P-2” or the equivalent thereof from Moody’s Investors Service, Inc.;

     (e)  investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

     (f)  investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

     (g)  to the extent owned on the Filing Date, investments by the Borrower or any Guarantor in the capital stock of any direct or indirect Subsidiary.

     “Permitted Liens” shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(v) solely for the purpose of financing the acquisition of such property; (vi) letters of credit or deposits in the ordinary course to secure leases; and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     “Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     “Plan” shall mean a Single Employer Plan or a Multiemployer Plan.

     “Prepayment Amount” shall have the meaning set forth in Section 2.13(b).

     “Prepayment Date” shall mean forty-five (45) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five (45) day period.

     “Pre-Petition Payment” shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables (including, without limitation, in respect of reclamation claims) or other pre-petition claims against the Borrower or any Guarantor.

     “Recovery Rate” shall, at the time of any determination thereof, be stated as a percentage equal to, as the case may be, (x) until the conclusion of the first round of Store Closure Sales undertaken by the Borrower after the date hereof involving 10% or more of the total number of Stores of the Borrower and the Guarantors as of the Filing Date (the “First Round”) and the completion of the analysis conducted immediately following the First Round that is required by Section 5.09 (the “First Round Analysis”), (i) the estimated net recovery stated in dollars as determined on a net orderly liquidation basis by the most recent analysis conducted by outside inventory consultants/appraisers retained or approved by the Agent and the Co-Collateral Monitors and disclosed to the Borrower on at least five (5) Business Days’ prior notice divided by (ii) Appraisal Inventory Value as of the date of such most recent analysis (both subclause (i) and (ii) of this clause (x) to be calculated in a manner consistent with the initial appraisal performed in January- February 2002); or (y) following the conclusion of the First Round and the completion of the First Round Analysis, and until clause (z) of this definition becomes applicable, (i) the estimated net recovery stated in dollars as determined on a net orderly liquidation basis by the First Round Analysis and disclosed to the Borrower on at least five (5) Business Days’ prior notice divided by (ii) Appraisal Inventory Value as of the date of the First Round Analysis (both subclause (i) and (ii) of this clause (y) to be calculated in a manner consistent with the First Round Analysis); or (z) following the conclusion after the First Round of any subsequent round of Store Closure Sales undertaken by the Borrower involving 5% or more of the total number of Stores of the Borrower and the Guarantor as of the commencement of such subsequent round (each a “Subsequent Round”) and the completion of the analysis conducted immediately following such Subsequent Round that is required by Section 5.09 (each, a “Subsequent Round Analysis”), the lesser of (A) (i) the estimated net recovery stated in dollars as determined on a net orderly liquidation basis by the most recent Subsequent Round Analysis divided by (ii) Appraisal Inventory Value as of the date of such Subsequent Round Analysis (calculated in a manner consistent with such Subsequent Round Analysis) and (B) provided that the Inventory mix in the Stores that are closed in such Subsequent Round is materially consistent with the Inventory mix in the other Stores of the Borrower and the Guarantors (as determined by the Agent in its reasonable discretion acting at the direction of the Co-Collateral Monitors), the actual net recovery yielded on Inventory sold during such Subsequent Round calculated in a manner consistent with subclause (A) of this clause (z). Notwithstanding anything to the contrary set forth in this definition, the Agent (acting at the direction of the Co-Collateral Monitors and on five (5) Business Days’ notice to the Borrower) shall at all times have the right to fix, for purposes of the calculations required hereby, “estimated net recovery stated in dollars as determined on a net orderly liquidation basis” in reliance on the most-recently concluded evaluations and appraisals of the assets included in the Borrowing Base that are conducted from time to time pursuant to Section 5.09 rather than in reliance on the initial appraisal performed in January-February 2002, the First Round Analysis or any Subsequent Round Analysis.

     “Register” shall have the meaning set forth in Section 10.03(d).

     “Reorganization Plan” shall mean a plan of reorganization in any of the Cases.

     “Required Banks” shall mean, at any time, (x) Banks having Tranche A Commitments and Tranche B Credit-Linked Deposits representing in the aggregate in excess of 50% of the Total Commitment or (y) if the Tranche A Commitments have terminated or expired, Banks holding Loans, Tranche A Letter of Credit Outstandings and

Tranche B Letter of Credit Outstandings representing in the aggregate in excess of 50% of the aggregate principal amount of such Loans ~~outstanding or, if no Loans are outstanding, Banks having Commitments representing in excess of 50% of the Total Commitment~~Tranche A Letter of Credit Outstandings and Tranche B Letter of Credit Outstandings.

     “Security and Pledge Agreement” shall have the meaning set forth in Section 4.01(c).

     “Single Employer Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.

     “Statutory Reserves” shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     “Store” shall mean any store owned or leased and operated by the Borrower or any Guarantor.

     “Store Closure Sale” shall mean a store closure sale that is properly advertised and professionally managed over a defined period that is anticipated by the Borrower not to exceed 12 weeks (on average) from the date of the sale commencement.

     “Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     “Super-majority Banks” shall have the meaning given such term in Section 10.10(b).

     “Superpriority Claim” shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

     “Syndication Agents” shall mean GECC and CSFB.

     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     “Termination Date” shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

     “Termination Event” shall mean (i) a “reportable event”, as such term is described in Section 4043(c) of ERISA (other than a “reportable event” as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA, the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, the imposition of Withdrawal Liability, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).

     “364 Day Credit Agreement” shall mean Borrower’s 364 Day Credit Agreement, dated November 13, 2001.

     “Total Commitment” shall mean, at any time, the sum of the Tranche A Commitments at such time~~.“~~ plus the Total Tranche B Credit-Linked Deposits.

     “Total Commitment Percentage” shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Tranche A Commitment, or, in the case of a Tranche B Lender, its Tranche B Credit-Linked Deposit, by the Total Commitment at such time.

     “Total Tranche A Commitment Usage” shall mean at any time, the sum of (i) the aggregate outstanding principal amount of all Loans, and (ii) the aggregate Tranche A Letter of Credit Outstandings.

     “Total Tranche B Credit-Linked Deposit” shall mean, at any time, the sum of all Tranche B Lenders’ Tranche B Credit-Linked Deposits as the same may be reduced from time to time.

     “Tranche A Banks” shall mean Banks having the Tranche A Commitments set forth opposite their names on Annex A hereto under the heading “Tranche A Commitment Amount”.

     “Tranche A Commitment” shall mean, with respect to each Tranche A Bank, the commitment of each Tranche A Bank hereunder in the amount set forth opposite its name on Annex A hereto under the heading “Tranche A” or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

     “Tranche A Commitment Percentage” shall mean at any time, with respect to each Tranche A Bank, the percentage obtained by dividing its Tranche A Commitment at such time by the aggregate Tranche A Commitments at such time.

     “Tranche A Letter of Credit Outstandings” shall mean, at any time, that portion of the Letter of Credit Outstandings in excess of $200,000,000 in the aggregate, subject to adjustment in accordance with Section 2.10 and Section 2.13(b).

     “Tranche A Letters of Credit” shall mean, at any time, the Letters of Credit issued hereunder which are not Tranche B Letters of Credit.

     “Tranche B Credit-Linked Deposit” shall have the meaning set forth in Section 2.04A(a).

     “Tranche B Credit-Linked Deposit Account” shall mean the account established by the Agent under its sole and exclusive control maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017, designated as the “Kmart Tranche B Credit-Linked Deposit Account” that shall be used solely for the purposes set forth in Sections 2.04A and 2.04B.

     “Tranche B Credit-Linked Deposit Percentage” shall mean, at any time, with respect to each Tranche B Lender, the percentage obtained by dividing its Tranche B Credit-Linked Deposit at such time by the Total Tranche B Credit-Linked Deposit or, in the event the Total Tranche B Credit-Linked Deposit shall have been reduced to $0, such percentage in effect immediately prior to such reduction.

     “Tranche B Effective Date” shall mean the date on which each of the Tranche B Lenders shall have funded its Tranche B Participation in the Tranche B Credit-Linked Deposit Account pursuant to Section 2.04A(a).

     “Tranche B Lenders” shall mean Banks having a Tranche B Credit-Linked Deposit set forth opposite their names on Annex A hereto under the heading “Tranche B Credit-Linked Deposit”.

     “Tranche B Letter of Credit Outstandings” shall mean, at any time, Letter of Credit Outstandings not exceeding the amount of $200,000,000 in the aggregate, subject to adjustment in accordance with Section 2.10 and Section 2.13(b).

     “Tranche B Letters of Credit” shall mean, at any time, all Letters of Credit as to which the Letter of Credit Outstandings do not exceed $200,000,000 in the aggregate, subject to adjustment in accordance with Section 2.10 and Section 2.13(b).

     “Tranche B Participation” shall have the meaning set forth in Section 2.04A(a).

     “Tranche B Reimbursement Amount” shall have the meaning set forth in Section 2.04A(a).

     “Transferee” shall have the meaning given such term in Section 2.18.

     “Type” when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

     “Unused Total Tranche A Commitment” shall mean, at any time, (i) the ~~Total Commitment~~aggregate Tranche A Commitments less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Tranche A Letter of Credit Outstandings.

     “Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

   SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower’s audited financial statements referred to in Section 3.04.

SECTION 2. AMOUNT AND TERMS OF CREDIT

   SECTION 2.01 Commitment of the Banks; Total Tranche A Commitment Usage.

     (a)  Each Tranche A Bank severally and not jointly with the other Tranche A Banks agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a “Loan” and collectively, the “Loans”) to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Bank’s Tranche A Commitment Percentage of the then aggregate Tranche A Letter of Credit Outstandings, the Tranche A Commitment of such Tranche A Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time following the date upon which the Final Order shall have been entered by the Bankruptcy Court shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Tranche A Letter of Credit Outstandings exceed the lesser of (i) the ~~Total Commitment~~aggregate Tranche A Commitments of $~~2,000,000,000 (or, if less, the amount shown on Schedule A),~~1,800,000,000, as the same may be reduced from time to time pursuant to Section 2.10 or Section 2.13 and (ii) the amount by which the Borrowing Base exceeds the aggregate Tranche B Letter of Credit Outstandings.

     (b)  Each Loan shall be made by the Tranche A Banks pro rata in accordance with their respective Tranche A Commitments; provided, however, that the failure of any Tranche A Bank to make any Loan shall not in itself relieve the other Tranche A Banks of their obligations to lend.

     (c)  Notwithstanding anything herein to the contrary, at no time shall the sum of Total Tranche A Commitment Usage plus Tranche B Letter of Credit Outstandings exceed, in the aggregate, ~~the lesser of (i)~~ an amount that is equal to ~~95% of~~ the lesser of (A) 95% of the Total Commitment as at any time in effect and (B) 95% of the Borrowing Base ~~and (ii) until the successful syndication of the Commitments hereunder shall have occurred, $1,750,000,000 (it being understood that a successful syndication of the Commitments hereunder shall have occurred at such time as the Commitments of each of the Initial Banks hereunder shall have been reduced by assignment to no more than $250,000,000)~~.

   SECTION 2.02 ~~Borrowing Base~~Intentionally Omitted. ~~Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)) shall not at any time following the date upon which the Final Order shall have been entered by the Bankruptcy Court exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.~~

   SECTION 2.03 Letters of Credit; Participations of Tranche A Banks.

     (a)  Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $850,000,000 (which Letters of Credit shall be, subject to Section 2.10 and Section 2.13(b), Tranche B Letters of Credit to the extent the Letter of Credit Outstandings do not exceed $200,000,000 in the aggregate or Tranche A Letters of Credit to the extent the Letter of Credit Outstandings exceed $200,000,000 in the aggregate) or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the amounts provided for in Section 2.01(c) and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

     (b)  No Letter of Credit shall expire later than the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date~~, except as the Agent may otherwise agree in writing~~, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked “cancelled” or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a “back-to-back” letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), and in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks (less the amount, if any, then on deposit in the Letter of Credit Account) and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all Letter of Credit Outstandings (less the amount, if any, then on deposit in the Letter of Credit Account) as collateral security for the Borrower’s reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations and the other Obligations hereunder and under the other Loan Documents.

     (c)  The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

     (d)  Drafts drawn under each Letter of Credit shall be deemed to be drafts drawn under Tranche B Letters of Credit for so long as there are any undrawn Tranche B Letters of Credit and thereafter shall be deemed to be drafts drawn under Tranche A Letters of Credit, and shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw in the case of Tranche A Letters of Credit and as set forth in the third sentence of this subsection in the case of Tranche B Letters of Credit. Unreimbursed drafts under each Letter of Credit shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 2.5% and thereafter on the reimbursed portion until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 4.5% (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, (i) in the case of Tranche A Letters of Credit, in cash, or through a Borrowing without the satisfaction of the conditions precedent set forth in Section ~~4.02~~4.02, on the date set forth in the first sentence of this subsection or (ii) in the case of Tranche B Letters of Credit, in cash on or before the Termination Date; or (y) if such draw occurs on or after the Termination Date, in cash. Each Tranche A Bank agrees to make the Loans described in clause (x)(i) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto.

     (e)  Immediately upon the issuance of any Tranche A Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Tranche A Bank other than such Fronting Bank and each such other Tranche A Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Bank’s Tranche A Commitment Percentage, in such Tranche A Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Tranche A Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Tranche A Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit (whether a Tranche A Letter of Credit or a Tranche B Letter of Credit), if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

     (f)  In the event that a Fronting Bank makes any payment under any Tranche A Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Tranche A Bank of such failure, and each Tranche A Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Tranche A Bank’s Tranche A Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Tranche A Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Tranche A Banks shall make available to the Fronting Bank such ~~Bank~~Banks’~~s~~ Tranche A Commitment Percentage of the amount of such payment on such Business Day in same day funds, and if the Agent so notifies the Tranche A Banks after 11:00 a.m. (New York City time), on the next Business Day. If and to the extent such Tranche A Bank shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Fronting Bank, such Tranche A Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Tranche A Bank to make available to the Fronting Bank its Tranche A Commitment Percentage of any payment under any Tranche A Letter of Credit shall not relieve any other Tranche A Bank of its obligation hereunder to make available to the Fronting Bank its Tranche A Commitment Percentage of any payment under any Tranche A Letter of Credit on the date required, as specified above, but no Tranche A Bank shall be responsible for the failure of any other Tranche A Bank to make available to such Fronting Bank such other Tranche A Bank’s Tranche A Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Tranche A Banks pursuant to this paragraph, such Fronting Bank shall pay to each Tranche A Bank which has paid its Tranche A Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Tranche A Bank’s Tranche A Commitment Percentage thereof.

   SECTION 2.04 Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent prior written (including telegraphic, telex, facsimile or cable communication) notice reasonably in advance of the requested date of issuance specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

   SECTION 2.04A Tranche B Letter of Credit Participations.

     (a) Effective on the Tranche B Effective Date, the Fronting Bank irrevocably agrees to grant and hereby grants to each Tranche B Lender, and each Tranche B Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Fronting Bank, on the terms and conditions hereinafter stated, for such Tranche B Lender’s own account and risk an undivided interest equal to its Tranche B Credit-Linked Deposit Percentage in the Fronting Bank’s obligations and rights with respect to the Tranche B Letters of Credit (as to each Tranche B Lender, its “Tranche B Participation”). The purchase price for the Tranche B Participation of each Tranche B Lender shall equal the amount set forth opposite such Tranche B Lender’s name in Annex A under the heading “Tranche B Credit-Linked Deposit” (the “Tranche B Credit-Linked Deposit”). Each Tranche B Lender shall pay to the Agent its Tranche B Credit-Linked Deposit in full on the Tranche B Effective Date. Each Tranche B Lender unconditionally and irrevocably agrees with the Agent and the Fronting Bank that, if a draft is paid under any Tranche B Letter of Credit for which such Fronting Bank is not reimbursed in full by the Borrower in cash (the amount of the reimbursement required in respect thereof, the “Tranche B Reimbursement Amount”), such Tranche B Lender shall authorize, and hereby authorizes, the Agent to reimburse to the Fronting Bank the Tranche B Reimbursement Amount solely from such Tranche B Lender’s Tranche B Credit-Linked Deposit on deposit with the Agent in the Tranche B Credit-Linked Deposit Account. In the event the Tranche B Credit-Linked Deposit Account is charged by the Agent to reimburse the Fronting Bank for a draft paid under a Tranche B Letter of Credit that has not been reimbursed by the Borrower in cash, the Borrower shall have the right but not the obligation, prior to the Termination Date, to pay over to the Agent in reimbursement thereof an amount equal to the amount so charged for deposit in the Tranche B Credit-Linked Deposit Account, and such payment by the Borrower shall correspondingly reduce or satisfy, as applicable, the Borrower’s reimbursement obligations pursuant to Section 2.03(d). Each Tranche B Lender hereby agrees that its obligation to participate in the Tranche B Letters of Credit and to pay or to reimburse the Fronting Bank for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

     (b) The Tranche B Credit-Linked Deposits shall be held by the Agent in the Tranche B Credit-Linked Deposit Account and invested by the Agent as set forth in Section 2.04B and no party other than the Agent shall have a right of withdrawal from the Tranche B Credit-Linked Deposit Account nor any other right or power with respect to the Tranche B Credit-Linked Deposits, except as expressly provided in Sections 2.04A(a), 2.10 or 2.13(b). Notwithstanding anything in this Agreement to the contrary, the sole funding obligation of each Tranche B Lender in respect of its Tranche B Participation shall be satisfied upon funding of its Tranche B Credit-Linked Deposit.

   SECTION 2.04B Earnings on Tranche B Credit-Linked Deposit.

     (a) The Borrower hereby acknowledges and agrees that each Tranche B Lender is funding its Tranche B Credit-Linked Deposit to the Agent for application in the manner contemplated by Section 2.04A and that the Agent has agreed to invest the Tranche B Credit-Linked Deposits so as to earn a return (until such time as such Tranche B Credit-Linked Deposits are used to cover unreimbursed drawings) for the Tranche B Lenders at a rate per annum, reset daily on each Business Day for the period until the next following Business Day, equal to (i) the rate for one month LIBOR deposits (the “Benchmark LIBOR Rate”) minus (ii) 0.10%. Such interest will be paid to the Tranche B Lenders by the Agent monthly in arrears when Letter of Credit fees are payable pursuant to Section 2.21. In addition to the foregoing payments by the Agent, the Borrower agrees to make payments to the Tranche B Lenders monthly in arrears when Letter of Credit fees are payable pursuant to Section 2.21 (and together with the payment of such fees) in an amount equal to the difference between the rate of return earned by the Tranche B Lenders on the Tranche B Credit-Linked Deposits and the rate of return that would have been earned by the Tranche B Lenders thereon had the interest rate applicable thereto been equal to the Benchmark LIBOR Rate. The Agent shall compute all amounts due under this Section 2.04B and shall notify the Borrower and such Tranche B Lender of each such amount due.

     (b) The Borrower hereby unconditionally promises to pay the Agent for the account of the Tranche B Lenders on the Termination Date the positive difference between the Total Tranche B Credit-Linked Deposit and any amounts on deposit in the Tranche B Credit-Linked Deposit Account on the Termination Date to the extent such difference exists as a result of drawings under Tranche B Letters of Credit that have not been reimbursed by the Borrower prior to the Termination Date.

     (c) Subject to the Borrower’s compliance with the cash-collateralization or “back-to-back” standby letter of credit requirements set forth in Section 2.03(b), the Agent shall return any remaining Tranche B Credit-Linked Deposits to the Tranche B Lenders following the occurrence of the Termination Date.

   SECTION 2.05 Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

   SECTION 2.06 Making of Loans.

     (a)  Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided, that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type and, provided, further, that during the period commencing on the Closing Date and ending on the later to occur of (i) the date upon which the Final Order shall have been entered by the Bankruptcy Court and (ii) the date that is 45 days after the date upon which the Interim Order shall have been entered by the Bankruptcy Court, all Loans shall be ABR Loans. Each Bank may fulfill its Tranche A Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than fifteen (15) Borrowings of Eurodollar Loans may be outstanding at any time.

     (b)  The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans (subject, in the case of ABR Loans, to the last sentence of this Section); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 (and integral multiples of $1,000,000) in the case of Eurodollar Loans and $1,000,000 (and integral multiples of $100,000) in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to

ABR Loans of $50,000,000 or less, the Banks shall make such Borrowings available to the Agent and the Agent shall disburse such Borrowings in accordance with the Borrower’s instructions consistent with this Agreement by 3:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 1:00 p.m., New York City time.

   SECTION 2.07 Repayment of Loans; Evidence of Debt.

     (a)  The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date.

     (b)  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

     (c)  The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank’s share thereof.

     (d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e)  Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

   SECTION 2.08 Interest on Loans.

     (a)  Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 2.5%.

     (b)  Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.5%.

     (c)  Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

   SECTION 2.09 Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 5.5% and (y) in the case of all other amounts, the Alternate Base Rate plus 4.5%.

   SECTION 2.10 Optional Termination or Reduction of Commitment. Upon at least two Business Days’ prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total ~~Commitment~~Tranche A Commitment and the Total Tranche B Credit-Linked Deposit, pro rata based on each Bank’s Total Commitment Percentage at such time. Each such reduction ~~of the Commitments~~ shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination ~~of the Commitment~~, the Borrower shall pay to the Agent for the account of each Tranche A Bank the Commitment Fee accrued and unpaid on the amount of the Tranche A Commitment of such Tranche A Bank so terminated or reduced through the date thereof. Any reduction ~~of the Total Commitment~~ pursuant to this Section shall be applied ~~pro rata~~ to reduce the Tranche A Commitment of each Tranche A Bank and the Tranche B Credit-Linked Deposit of each Tranche B Lender, in each case pro rata in accordance with the Total Commitment Percentages of the Tranche A Banks and Tranche B Lenders. Upon any such reduction, the Agent shall promptly remit to each Tranche B Lender the amount of the reduction in its Tranche B Credit-Linked Deposit.

   SECTION 2.11 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

   SECTION 2.12 Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days’ prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

     (a)  as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

     (b)  if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing;

     (c)  the aggregate principal amount of Loans being refinanced shall be at least $5,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

     (d)  each Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

     (e)  the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

     (f)  a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

     (g)  each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or part, of any Loan made by such Bank.

   SECTION 2.13 Mandatory Prepayment; Commitment Termination; Cash Collateral.

     (a)  If at any time the aggregate principal amount of the outstanding Loans plus the Letter of Credit Outstandings exceeds the lesser of (x) 95% of the Total Commitment and (y) on or after the first date as of which a Borrowing Base Certificate is required to be delivered to the Agent, 95% of the Borrowing Base, the Borrower will immediately (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the 95% of Total Commitment and/or 95% of the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the undrawn amount of outstanding Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds 95% of the Total Commitment and/or 95% of the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds 95% of the Total Commitment or 95% of the Borrowing Base, as the case may be.

     (b)  Upon the sale or other disposition (including as a result of casualty loss or condemnation occurring after the occurrence and continuation of an Event of Default) of any leasehold interests or fixed assets (other than ~~in the case of~~(1) ordinary course sales of fixtures and equipment (that are not in connection with any ~~going-out-of-business sales~~Store Closure Sales) ~~or~~(2) transfers permitted pursuant to Section 6.11(iii), (3) sale/leasebacks of new stores referred to in Section 6.01(v)(x) or (4) sales or other dispositions of the Borrower’s aircraft referred to in paragraph 1 of Schedule 6.11) of the Borrower or the Guarantors (including, without limitation, the termination or assignment of leases), at such times as the cumulative Net Proceeds thereof exceed ~~an amount~~$150,000,000 in the aggregate ~~to be agreed upon by the Initial Banks on or prior to the date of the entry of the Final Order,~~ the Borrower shall apply ~~a percentage to be agreed upon by the Initial Banks on or prior to the date of the entry of the Final Order~~50% of the Net Proceeds thereof received thereafter (each, a “Prepayment Amount”) to the prepayment of the Loans~~, it being understood~~ and ~~agreed that with respect to any such sale or disposition occurring prior~~ to the ~~entry~~reduction of the ~~Final Order~~Total Tranche B Credit-Linked Deposit, pro rata based on the ~~Borrower shall apply 100%~~Total Commitment Percentages of the ~~Net Proceeds thereof to~~Tranche A Banks and the ~~prepayment of the Loan~~Tranche B Lenders. Upon any such prepayment, the Total Commitment shall be automatically and permanently reduced in an amount equal to the amount so prepaid and (in the event that there are no Loans outstanding at the time of the receipt of a Prepayment Amount by the Borrower or a Guarantor or a Prepayment Amount is in excess of the outstanding principal amount of the Loans at the time of such receipt) shall be further automatically and permanently reduced pro rata to the extent that the portion of the Prepayment Amount exceeds the outstanding principal amount of the Loans and the Tranche B Letter of Credit Outstandings at the time of the receipt of such Prepayment Amount. Upon any such reduction, the Agent shall promptly remit to each Tranche B Lender its pro rata portion of the reduction of the Total Tranche B Credit-Linked Deposit.

     (c)  Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full (plus any accrued but unpaid interest and Fees thereon) and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with Section 2.03(b).

   SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Banks.

     (a)  The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days’ prior written or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day’s prior written or facsimile notice to the Agent; provided, however, that (i) each such partial prepayment shall be in multiples of $1,000,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (b)  The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, by acceleration, or by refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, of (A) the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

     (c)  In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

     (d)  Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as provided for in Section 8.02(b), provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     (e)  The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

   SECTION 2.15 Reserve Requirements; Change in Circumstances.

     (a)  Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Bank by the national jurisdiction in which such Bank has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank in accordance with paragraph (c) below such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

     (b)  If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank’s Tranche A Commitment or Tranche B Credit-Linked Deposit hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank’s holding company could have achieved but for such adoption, change or compliance (taking into account Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy) by an amount deemed by such Bank to be material (except to the extent that such amount is reflected in the Adjusted LIBOR Rate), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.

     (c)  A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

     (d)  Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank’s right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (e)  The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 2.16 Change in Legality.

     (a)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b)  For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

   SECTION 2.17 Pro Rata Treatment, etc.

     (a)  ~~Pro Rata Treatment, etc.~~   All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 2.15 and 2.16) shall be made pro rata among the Tranche A Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Tranche A Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Tranche A Banks in accordance with their Tranche A Commitments. ~~All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.~~All payments and repayments of the Tranche B Reimbursement Amounts and interest or earnings in respect of the Tranche B Credit-Linked Deposits shall be made pro rata among the Tranche B Lenders in accordance with the Tranche B Participations of such Tranche B Lenders.

     (b) Notwithstanding anything in Section 2.17(a) to the contrary, upon and after the occurrence of the Termination Date, all payments and repayments specified in Section 2.17(a) shall be made among the Banks pro rata in accordance with each Bank’s Total Commitment Percentage (it being understood that if following any such payment or repayment any portion thereof is required to be restored to the Borrower or any Guarantor, appropriate adjustment will be made among the Tranche A Banks and the Tranche B Lenders so that such restoration will be applied among them pro rata).

     (c) All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

   SECTION 2.18 Taxes.

     (a)  ~~Taxes. (a)~~ Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Bank or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b)  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c)  The Borrower will indemnify the Agent, each Bank and the Fronting Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Bank or the Fronting Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to any amount payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank or the Fronting Bank, or by the Agent on its own behalf or on behalf of a Bank or the Fronting Bank, shall be conclusive absent manifest error.

     (d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

     (e)  Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     (f)  The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

   SECTION 2.19 Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of JPMorgan Chase, Fleet, GECC and CSFB (and each of their respective Bank Affiliates), the respective fees set forth in that certain Joint Fee Letter dated January 21, 2002 and that certain JPMorgan Chase Fee Letter dated January 21, 2002.

   SECTION 2.20 Commitment Fee. The Borrower shall pay to the Tranche A Banks a commitment fee (the “Commitment Fee”) for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Tranche A Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (i) one percent (1%) per annum on the average daily Unused Total Tranche A Commitment at all times during which the average Total Tranche A Commitment Usage plus the Total Tranche B Credit-Linked Deposit plus the amount of unreimbursed drafts drawn under Tranche B Letters of Credit is less than or equal to 33 1/3% of the average Total Commitment, (ii) three-quarters of one percent (3/4%) per annum on the average daily Unused Tranche A Total Commitment at all times during which the average Total Tranche A Commitment Usage plus the Total Tranche B Credit-Linked Deposit plus the amount of unreimbursed drafts drawn under Tranche B Letters of Credit is more than 33 1/3% but less than or equal to 66 2/3% of the Total Commitment and (iii) one-half of one percent (1/2%) per annum on the average daily Unused Tranche A Total Commitment at all times during which the Total Tranche A Commitment Usage plus the Total Tranche B Credit-Linked Deposit plus the amount of unreimbursed drafts drawn under Tranche B Letters of Credit is more than 66 2/3% of the Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

   SECTION 2.21 Letter of Credit Fees. The Borrower shall pay (i) with respect to each Tranche A Letter of Credit ~~(i)~~, to the Agent on behalf of the Tranche A Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of ~~(x)~~ 3 1/2% per annum on the daily average Tranche A Letter of Credit Outstandings, (ii) with respect to each Tranche B Letter of Credit, to the Agent on behalf of the Tranche B Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 3.25% per annum on the Total Tranche B Credit-Linked Deposit and (~~ii~~iii) to the Fronting Bank such Fronting Bank’s customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, and payable at times by such Fronting Bank, the Borrower and the Agent. Accrued fees described in ~~clause~~clauses (i) and (ii) of the first sentence of this paragraph in respect of each Tranche A Letter of Credit and Tranche B Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date. Accrued fees described in clause (~~ii~~iii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

   SECTION 2.22 Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Banks, as provided herein and in the fee letter described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

   SECTION 2.23 Priority and Liens.

     (a)  The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness arising after the Filing Date owed to any Bank (or any of their respective Bank Affiliates) permitted by Section 6.03(vii): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all property of the Borrower and the Guarantors (limited, in the case of leasehold interests, to the proceeds received upon any sale, disposition or termination thereof) that is not subject to valid, perfected and non-avoidable liens as of the Filing Date, including, without limitation, substantially all Inventory of the Borrower and the Guarantors (excluding the Borrower’s and the Guarantors’ rights in respect of avoidance actions under the Bankruptcy Code, it being understood that, notwithstanding such exclusion of avoidance actions, the proceeds of such actions shall be available to repay the Obligations), and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors (limited, in the case of leasehold interests, to the proceeds received upon any sale, disposition or termination thereof) that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens, subject only to (x) in the event of the occurrence and during the continuance of an Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred or accrued by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $5,000,000 (plus all unpaid professional fees and disbursements accrued or incurred prior to the occurrence of an Event of Default to the extent allowed by the Bankruptcy Court at any time) and (y) the payment of unpaid fees pursuant to 28 U.S.C. § 1930 and to the Clerk of the Bankruptcy Court (collectively, the “Carve-Out”), provided, that, no portion of the Carve-Out shall be utilized to fund litigation against the Agent or the Banks. The Banks agree that so long as no Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. § 330 and 11 U.S.C. § 331, as the same may be due and payable, and the same shall not reduce the Carve-Out. Notwithstanding anything to the contrary set forth herein, but subject to the “provided” clause of this sentence ~~during the period described in such clause~~, the claims and Liens referred to above in favor of the Banks (or their respective Bank Affiliates) in respect of the obligations of the Borrower permitted by Section 6.03(vii) arising after the Filing Date shall be (A) pari passu with the Superpriority Claims and Liens in respect of the other Obligations hereunder and under the other Loan Documents to the extent of $200,000,000 and (B) junior to the Superpriority Claims and

Liens in respect of the other Obligations hereunder and under the other Loan Documents to the extent the obligations of the Borrower owed to Banks (or their respective Bank Affiliates) that are permitted by Section 6.03(vii) arising after the Filing Date exceed $200,000,000, provided that ~~during the period ending upon the entry of the Final Order,~~ Bank One and its banking Affiliates (or another cash management institution satisfactory to the Borrower and the ~~Banks~~Co-Collateral Monitors) shall be entitled to the benefit of the pari passu claims and Liens to the extent of $190,000,000 and Banks (and their respective Bank Affiliates) shall be entitled to the benefit of the pari passu claims and Liens to the extent of $10,000,000, in each case as referred to in clause (A) of this sentence in respect of overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds permitted by Section 6.03(vii), in each case to the extent arising after the Filing Date.

     (b)  Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interest, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Banks all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests (limited, in the case of leasehold interests, to the proceeds received upon any sale, disposition or termination thereof), together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Banks in all of such real property and leasehold instruments (limited, in the case of leasehold interests, to the proceeds received upon any sale, disposition or termination thereof) shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

   SECTION 2.24 Right of Set-Off. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

   SECTION 2.25 Security Interest in Letter of Credit Account. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower’s and the Guarantors’ right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the Borrower as described in clause (ii)(y) of Section 2.03(b).

   SECTION 2.26 Payment of Obligations. Subject to the provisions of Section 7.01, upon the Termination Date, the Banks shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

   SECTION 2.27 No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Orders and described in Section 2.23 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

SECTION 3. REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

   SECTION 3.01 Organization and Authority. Each of the Borrower and the Guarantors, other than the Excluded Entities (i) is duly organized and validly existing under the laws of the State of its organization and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite organizational power and authority and, upon the entry of the Interim Order (or the Final Order, when applicable) the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted. Each of the Excluded Entities (i) based solely on the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (ii) based solely on the Interim Order (or the Final Order, when applicable) has all requisite organizational power and authority and, upon the entry of the Interim Order (or the Final Order, when applicable), the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

   SECTION 3.02 Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors other than the Excluded Entities of each of the Loan Documents to which it is a party and based solely on the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Excluded Entities of each of the Loan Documents to which it is a party (i) are within the respective organizational powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary organizational action including the consent of equity holders where required, and do not (A) contravene the charter or by-laws or other constituent documents of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. Subject to the entry of the Interim Order (or Final Order, if applicable), this Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors, other than the Excluded Entities, is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders. Based solely on the Interim Order (or the Final Order, when applicable), this Agreement and each of the other Loan Documents to which each of the Excluded Entities is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of each Excluded Entity and enforceable against each Excluded Entity, in accordance with its terms and the Orders.

   SECTION 3.03 Statements Made. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent, the Banks or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

   SECTION 3.04 Financial Statements. The Borrower has furnished the Banks with copies of the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended January 31, 2001 and the unaudited consolidated financial statements for the Borrower for the fiscal quarter ended October 31, 2001. Such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP (subject in the case of quarterly financial statements to normal year-end adjustments). No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, has occurred from the date of the Joint Commitment Letter other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent and the Banks).

   SECTION 3.05 Ownership. Other than as set forth on Schedule 3.05 (i) each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (ii) the Borrower owns no other Subsidiaries, whether directly or indirectly.

   SECTION 3.06 Liens. There are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Permitted Liens; (ii) other Liens permitted pursuant to Section 6.01; and (iii) Liens in favor of the Agent and the Banks, and (iv) obligations incurred prior to the Filing Date secured by Liens on the Borrower’s or any Guarantor’s inventory (excluding inventory that has been consigned or that is subject to PACA or PASA claims) that do not exceed $50,000,000 in the aggregate. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks as provided for in this Agreement.

   SECTION 3.07 Compliance with Law.

     (a)  (i) The operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.); (ii) to the Borrower’s and each of the Guarantor’s knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower’s and each of the Guarantor’s knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     (b)  Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole.

   SECTION 3.08 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

   SECTION 3.09 Use of Proceeds. The proceeds of the Loans shall be used for working capital and for other general corporate purposes of the Borrower and the Guarantors (including for the payment of fees and transaction costs contemplated hereby and by the letters referred to in Section 2.19).

   SECTION 3.10 Litigation. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

   SECTION 3.11 Inventory Value. The value of the inventory of the Borrower and the Guarantors as of December 31, 2001 was no less than $5,000,000,000.

   SECTION 3.12 Labor Relations.

     (a)  Except as disclosed on Schedule 3.12 hereto, the Borrower is not presently a party to any collective bargaining or other similar contracts.

     (b)  Except for matters which, in the aggregate, if determined adversely to the Borrower would not have a material adverse effect on the Borrower, there is not presently pending and, to the Borrower’s knowledge, there is not threatened any of the following:

(i) Any strike, slowdown, picketing, work stoppage, or employee grievance process;

(ii) Any proceeding against or affecting the Borrower relating to the alleged violation of any applicable law pertaining to labor relations or before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Borrower;

(iii) Any lockout of any employees by the Borrower;

(iv) Any application for the certification of a collective bargaining agreement;

(v) Any work stoppage or other labor dispute; or

(vi) Any failure by the Borrower to comply with all applicable law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

SECTION 4. CONDITIONS OF LENDING

   SECTION 4.01 Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Banks to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

     (a)  Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

(i) a copy of such entity’s certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

(ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

(iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

     (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, but in any event no later than ten (10) days after the Filing Date, the Agent and the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the “Interim Order”) approving the Loan Documents and granting the Superpriority Claim status and senior and other Liens described in Section 2.23 which Interim Order (i) shall have been entered, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Initial Banks, on such prior notice to such parties as may in each case be reasonably satisfactory to the Initial Banks, (ii) shall authorize extensions of credit in amounts not in excess of $1,150,000,000 (which amount may not be increased without the consent of the Initial Banks), (iii) shall approve the payment by the Borrower of all of the Fees set forth in Section 2.19, (iv) shall be in full force and effect, and (v) shall not have been stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

     (c)  Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the “Security and Pledge Agreement”).

     (d)  First Day Orders. All of the “first day orders” entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Initial Banks.

     (e)  Opinion of Counsel. The Agent and the Banks shall have received the favorable written opinion of in-house and outside counsel to the Borrower and the Guarantors who shall be reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C.

     (f)  Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letters referred to in Section 2.19.

     (g)  Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Initial Banks, and the Agent and the Initial Banks shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

     (h)  Information. The Initial Banks shall have received such information (financial or otherwise) as may be reasonably requested by the Initial Banks and shall have discussed the Borrower’s business plan heretofore delivered to the Agent with the Borrower’s management and shall be satisfied with the nature and substance of such discussions.

     (i)  Operating Plan. No later than 24 hours prior to the making of the initial Loans or issuance of the initial Letter of Credit hereunder, the Agent and the Banks shall have received from the Borrower drafts of the Borrower’s projected operating plan (which shall include income statements, balance sheets and cash flow statements, each integrated with relevant assumptions) for its fiscal years ending on or about January 31, 2003 (on a monthly basis) and January 31, 2004 (on a monthly or quarterly basis) and such drafts shall be satisfactory in form and substance to the Agent and the Banks.

     (j)  Compliance with Laws. The Borrower and the Guarantors shall have granted the Initial Banks access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and the Agent and the Initial Banks shall be reasonably satisfied (x) that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations (except to the extent that such non-compliance could not reasonably be expected to have a material adverse effect on the Borrower and the Guarantors taken as a whole and (y) that the Borrower has made adequate provision for the costs of maintaining such compliance.

     (k)  UCC Searches. The Agent shall have received UCC searches (including tax liens and judgments) conducted in such jurisdictions in which the Borrower and the Guarantors conduct business as may be satisfactory to the Initial Banks (dated as of a date reasonably satisfactory to them), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than such Liens permitted hereunder and as may be satisfactory to the Initial Banks.

     (l)  Closing Documents. The Agent shall have received all documents required by Section 4.01 reasonably satisfactory in form and substance to the Initial Banks.

   SECTION 4.02 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

     (a)  Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

     (b)  Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

     (c)  No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

     (d)  Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Initial Banks, provided, that at the time of the making of any Loan or the issuance of any

Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the “Additional Credit”), the Agent and each of the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the “Final Order”), which, in any event, shall have been entered by the Bankruptcy Court no later than 45 days after the entry of the Interim Order and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect (or as may reasonably be required by (including with respect to claims under Section 506(c) of the Bankruptcy Code), the Super-majority Banks) without the prior written consent of the Super-majority Banks; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

     (e)  Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letters referred to in Section 2.19.

     (f)  Borrowing Base Certificate. From and after the execution and delivery of the Borrowing Base Amendment, the Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated no more than seven (7) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5. AFFIRMATIVE COVENANTS

     From the date hereof and for so long as any Tranche A Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will:

   SECTION 5.01 Financial Statements, Reports, etc. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Banks:

     (a)  as soon as possible, and in any event (x) within 120 days of the end of the fiscal year of the Borrower ended January 31, 2002, and (y) within 90 days after the end of each fiscal year thereafter, the Borrower’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its Subsidiaries by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

     (b)  within 45 days after the end of each of the first three fiscal quarters, the Borrower’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

     (c)  (i) concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Financial Officer certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05 and 6.10 and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

     (d)  as soon as available, but no more than ~~30 days after the end of each fiscal month~~ (i) 45 days, or, with respect to the last fiscal month of each fiscal year, 60 days, after the end of each fiscal month (x) the unaudited monthly cash flow reports, consolidated balance sheets and related statements of income of the Borrower and its Subsidiaries on a consolidated basis and as of the close of such fiscal month and the results of their operations during such month and the then elapsed portion of the fiscal quarter and (y) an updated 13 week rolling cash flow projection together with a reconciliation of such cash flows to actual results; and (ii) 30 days after the end of each fiscal month, a monthly report detailing professional fees and expenses that have been billed ~~and paid or billed~~ but unpaid to date, the accumulated “hold-back” of professional fees and expenses to date, material adverse events or changes (if any) and material litigation (if any) ~~and (iii) an updated 13-week rolling cash flow projection together with a reconciliation of such cash flows to actual results~~;

     (e)  as soon as possible, and in any event within 50 days of the Closing Date, a consolidated pro forma balance sheet of the Borrower’s and its Subsidiaries’ financial condition as of the (i) Filing Date in the case of liabilities and (ii) last day of the fiscal year ended on or about January 31, 2002 in the case of assets;

     (f)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

     (g)  as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto;

     (h)  promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC’s intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

     (i)  if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

     (j)  within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

     (k)  promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

     (l)  promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Bank, may reasonably request; and

     (m)  furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

     Notwithstanding anything in Sections 5.01(a), (b) and (d)(i) to the contrary, in the event the Securities and Exchange Commission shortens at any time the periods within which annual and quarterly reports must be publicly filed, the periods specified in Sections 5.01(a), (b) and (d)(i) shall be correspondingly shortened.

   SECTION 5.02 Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) if such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

   SECTION 5.03 Insurance. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; (b) maintain such other insurance or self insurance as may be required by law; and (c) as soon as possible, but in any event not later than the entry of the Final Order, name the Agent as loss payee and additional insured (as its’ interest may appear) on such policies of the Borrower and the Guarantors as the Co-Collateral Monitors shall reasonably request.

   SECTION 5.04 Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

   SECTION 5.05 Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

   SECTION 5.06 Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Agent and the Co-Collateral Monitors and their respective representatives access to all such books and records during regular business hours, in order that the Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the Banks pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and the Co-Collateral Monitors and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Agent.

   SECTION 5.07 Blocked Account Arrangements~~.~~ ; Concentration Account. Within forty-five (45) days following the date upon which the Agent shall have provided a draft of a blocked account agreement to the ~~Closing Date~~Borrower, establish blocked account arrangements between the Agent and the Borrower’s principal concentration banks on terms satisfactory to the Agent, such arrangements to be implemented upon the occurrence and continuation of an Event of Default; and, whether or not such blocked accounts already have been established, implement arrangements by no later than April 30, 2002 whereby the Agent shall become the bank at which account balances from the Borrower’s other principal concentration banks are concentrated.

   SECTION 5.08 Borrowing Base Certificate. ~~Following the execution and delivery of the Borrowing Base Amendment, furnish~~Furnish to the Agent and the Co-Collateral Monitors as soon as available and in any event (i) on or before the ~~day~~fifth Business Day (with supporting documentation to be so furnished no later than the sixth Business Day) following the end of each fiscal week ~~set forth in the Borrowing Base Amendment~~, a weekly Borrowing Base Certificate as of the last day of the immediately preceding fiscal week, (ii) if requested by the Co-Collateral Monitors at any other time when the Co-Collateral Monitors reasonably believe that the then existing Borrowing Base Certificate is materially inaccurate, or at any time following the occurrence and continuation of an Event of Default, as soon as reasonably available, but in no event later than two (2) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested (or as of the date of the most recent Borrowing Base Certificate in the case of an inaccuracy), in each case with supporting documentation (including, without limitation, the documentation described on Schedule 1 to Exhibit E) and (iii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Co-Collateral Monitors shall reasonably request.

   SECTION 5.09 Collateral Monitoring and Review. At any time upon the request of the Agent or the Co-Collateral Monitors through the Agent, permit the Agent, the Co-Collateral Monitors or professionals (including consultants, accountants and appraisers) retained by the Agent, the Co-Collateral Monitors or their professionals to conduct evaluations and appraisals of (i) the Borrower’s and/or the Guarantors’ practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base (including, without limitation, immediately following the First Round and each Subsequent Round of Store Closure Sales that are referred to in the definition of the term “Recovery Rate” herein), and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with the Agent’s Collateral Agent Services Group). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent and the Co-Collateral Monitors shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

   SECTION 5.10 Operating Plan. By no later than 12:00 noon (New York City time) on February 5, 2002 (with a view to holding a general syndication meeting no later than February 7, 2002), deliver to the Initial Banks the Borrower’s final projected operating plan through the Maturity Date, and make its senior officers available to discuss such operating plan with the Agent and/or the Initial Banks upon the their reasonable request; it being understood that it shall be an Event of Default if such projected operating plan reflects that during the following 12 months Total Tranche A Commitment Usage plus the Total Tranche B Credit-Linked Deposit will exceed $1,700,000,000 or the Borrower will not be in compliance with the Capital Expenditures covenant set forth in Section 6.04.

   SECTION 5.11 Additional UCC Searches. By not later than the date upon which the Final Order shall have been entered by the Bankruptcy Court, deliver to the Agent such additional UCC searches as may have been requested and such searches shall be satisfactory to the Initial Banks.

   SECTION 5.12 Delivery of Schedules; Supplemental Schedules.

     (a)  The Schedules referred to herein that are permitted to be delivered by the Borrower on or before the entry of the Final Order or the date upon which the Borrowing Base Amendment has been executed and delivered, shall, upon their delivery, become part of this Agreement, provided, such Schedules are in form and substance satisfactory to the Initial Banks. Pending such delivery, any representation or warranty ~~referred~~referring to any such Schedules (the “Affected Representations”) shall have no force or effect. The Borrowers and the Guarantors shall be deemed to have made each Affected Representation on the date that the Schedules hereto are delivered to the Agent.

     (b)  From time to time, the Borrower shall be permitted to deliver one or more supplemental Schedules updating the disclosures set forth on the Schedules hereto and upon such delivery, such supplemental Schedules shall replace in their entirety such prior Schedules, as the case may be, provided, such supplemental Schedules are in form and substance satisfactory to the Required Banks.

SECTION 6. NEGATIVE COVENANTS

     From the date hereof and for so long as any Tranche A Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

   SECTION 6.01 Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date that were permitted pursuant to the terms of the 364 Day Credit Agreement; (ii) Permitted Liens; (iii) Liens in favor of the Agent and the Banks and any other cash management institution to the extent contemplated by the last sentence of Section 2.23(a); (iv) Liens securing purchase money Indebtedness or Capitalized Leases permitted by Section 6.03(~~iv~~v); (v) Liens incurred in connection with (x) obligations under sale/leasebacks or other financings of new stores (such obligations not to exceed $75,000,000 in the aggregate) and (y) obligations under sale/leasebacks or other financings of existing owned stores (such obligations not to exceed $125,000,000 in the aggregate); (vi) a junior Lien (subject and subordinate to the Liens granted to the Agent on behalf of the Banks hereunder and under the Orders) on inventory in favor of vendors who extend credit to the Borrower following the Filing Date in amounts and bearing payment terms that are satisfactory to the Borrower, and junior Liens (subject and subordinate to the Liens granted to the Agent on behalf of the Banks hereunder and under the Orders) on property of the Borrower and the Guarantors in favor of banking institutions that were entitled to exercise set-off rights on the Filing Date, provided, that (A) the holders of such ~~Lien~~Liens shall not be permitted to exercise any remedies with respect thereto unless all of the Obligations (or under any refinancing thereof) have been paid in full and the Banks (or the lenders providing such refinancing) have no further Tranche A Commitment or Tranche B Credit-Linked Deposit hereunder (or commitment thereunder) and (B) the instruments and agreements pursuant to which such Lien is created are satisfactory in form and substance to the Agent and the Initial Banks ~~and~~; (vii) other Liens securing Indebtedness permitted pursuant to Section 6.03(viii); and (viii) consignments and claims under PACA and PASA.

   SECTION 6.02 Merger, etc. Consolidate or merge with or into another Person (other than mergers and consolidations among the Borrower and the Guarantors provided, that if the Borrower is party to such merger, the Borrower is the surviving entity).

   SECTION 6.03 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under the Loan Documents; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) intercompany Indebtedness between the Borrower and the Guarantors, (iv) Indebtedness incurred subsequent to the Filing Date which arose in connection with sale/leaseback transactions and other financings permitted pursuant to Section 6.01(v) hereof; (v) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed ~~an amount to be agreed upon between the Borrower and the Initial Banks prior to the entry of the~~

~~Final Order~~$50,000,000; (vi) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted pursuant to Section 6.10 hereof; (vii) Indebtedness owed to banks or other financial institutions in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds (including, without limitation, the Borrower’s “purchasing card agreement” arrangements with JPMorgan Chase); and (viii) other Indebtedness incurred subsequent to the Filing Date in an aggregate amount not to exceed $10,000,000 in the aggregate.

   SECTION 6.04 Capital Expenditures. Make Capital Expenditures in an aggregate amount in excess of $650,000,000 during the fiscal year of the Borrower ending on or about January 31, 2003, (y) $800,000,000 during the fiscal year of the Borrower ending on or about January 31, 2004 or (z) $212,000,000 during the period commencing on or about February 1, 2004 and ending on the Maturity Date, provided that (i) no more than 55% of the Capital Expenditures permitted in any fiscal year of the Borrower may be made in the first two fiscal quarters thereof and (ii) 20% of the unused portion of permitted Capital Expenditures in any fiscal year of the Borrower may be carried forward to and used in the following fiscal year of the Borrower.

   SECTION 6.05 EBITDA.

     (a) Permit cumulative EBITDA for the Borrower and the Guarantors for each ~~such~~fiscal ~~periods~~period beginning on ~~May~~February 1, 2002 and ending on or about each of the dates listed below to be less than the amount specified opposite such date (provided that such cumulative EBITDA shall not be tested as of June 30, 2002 or July 31, 2002 ~~to be~~unless the Unused Total Tranche A Commitment on either of such dates is less than ~~such amounts as may be mutually agreed to by the Borrower and the Initial Banks on or prior to the entry of the Final Order.~~$1,000,000,000):

Period Ending	EBITDA

June 30, 2002	($100,000,000)
July 31, 2002	($100,000,000)
August 31, 2002	($100,000,000)
September 30, 2002	($100,000,000)
October 31, 2002	($100,000,000)
November 30, 2002	$50,000,000
December 31, 2002	$450,000,000
January 31, 2003	$450,000,000

     (b) Permit cumulative EBITDA for the Borrower and the Guarantors for each rolling twelve (12) fiscal month period ending on or about each of the dates listed below to be less than the amount specified opposite such date:

February 28, 2003	$500,000,000
March 31, 2003	$500,000,000

April 30, 2003	$600,000,000
May, 31, 2003	$600,000,000
June 30, 2003	$600,000,000
July 31, 2003	$600,000,000
August 31, 2003	$625,000,000
September 30, 2003	$625,000,000
October 31, 2003	$625,000,000
November 30, 2003	$625,000,000
December 31, 2003	$650,000,000
January 31, 2004	$650,000,000
February 29, 2004	$650,000,000
March 31, 2004	$650,000,000

   SECTION 6.06 Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) for liabilities under leasehold interests that are assigned by the Borrower or any Guarantor to the extent permitted by this Agreement and (iv) to the extent existing on the Filing Date.

   SECTION 6.07 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower and the Guarantors hereunder, except for the Carve-Out.

   SECTION 6.08 Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may pay dividends to the Borrower and to any other Guarantor that is its direct parent.

   SECTION 6.09 Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm’s-length basis from unrelated third parties and investments in non-Guarantor Subsidiaries of the Borrower that are permitted hereunder.

   SECTION 6.10 Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, “Investments”), except for (i) ownership by the Borrower and the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 3.05; (ii) Permitted Investments; (iii) advances and loans among the Borrower and the Guarantors in the ordinary course of business; (iv) loans, advances and other investments not in excess of $25,000,000 at any one time outstanding (net of dividends, returns of capital and repayments of loans and advances received after the Filing Date) to or in Subsidiaries of the Borrower that are not Guarantors; and (v) Investments existing on the Filing Date and described on Schedule 6.10 hereto ~~(it being understood that Schedule 6.10 shall be permitted to be delivered prior to the entry of the Final Order)~~.

   SECTION 6.11 Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any subsidiary) except for (i) sales of assets in the ordinary course of business (including the sale or other disposition of surplus inventory); (ii) dispositions of surplus, obsolete or damaged equipment and assets no longer used in the business of the Borrower and the Guarantors; (iii) dispositions of assets among the Borrower and the Guarantors; (iv) sales of real property in conjunction with permitted sale/leaseback transactions; (v) the rejection of unexpired leases and other executory contracts; and (vi) sales of assets set forth on Schedule 6.11 hereto.

   SECTION 6.12 Nature of Business. Enter into any business that is materially different from those conducted by the Borrower and the Guarantors on the Filing Date.

SECTION 7. EVENTS OF DEFAULT

   SECTION 7.01 Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an “Event of Default”):

     (a)  any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

     (b)  default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

     (c)  default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 or Section 2.23 hereof; or

     (d)  default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

     (e)  any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases; the Borrower’s Board of Directors shall authorize a liquidation of the Borrower’s business; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

     (f)  the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $5,000,000 in the aggregate; or

     (g)  a Change of Control shall occur; or

     (h)  the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

     (i)  any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or any Lien intended to be created by the Loan Documents or the Orders shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby; or

     (j)  an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 10 days, vacating or (without the written consent of the Required Banks) otherwise amending, supplementing or modifying any of the Orders or any Loan Document; or

     (k)  any judgment or order as to a post-petition liability or debt for the payment of money in excess of $5,000,000 not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed, vacated or discharged within 30 days; or

     (l)  any judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (m)  other than payments authorized by the Bankruptcy Court pursuant to “first-day” orders in amounts not in excess of any applicable amounts set forth on Schedule 7.01(m) hereto ~~(it being understood that Schedule 7.01(m) shall be permitted to be delivered on or prior to the execution and delivery of the Borrowing Base Amendment)~~ or amounts approved by the Bankruptcy Court and paid prior to the delivery of such Schedule 7.01(m), the Borrower or any Guarantor shall make any Pre-Petition Payment (excluding (i) payments on reclamation claims ~~up to~~in an amount ~~to be agreed upon by~~not in excess of $200,000,000 in the ~~Agent and the Initial Banks~~aggregate, (ii) payments on claims in respect of consigned inventory, (iii) cure payments in respect of the assumption of leases and other contracts and the application of proceeds of collateral to validly perfected secured pre-petition claims, (iv) payments in an aggregate amount, not in excess of $35,000,000 per fiscal quarter ~~amounts to be agreed upon Agent and the Initial Banks~~, for other secured pre-petition claims, ~~payments made pursuant to an order of the Bankruptcy Court approved by the Initial Banks~~ and (v) other Pre-Petition Payments ~~up to~~in an amount ~~to be agreed upon~~not in excess of $200,000,000 in the aggregate); or

     (n)  any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

     (o)  (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds, in the opinion of the Agent, to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

     (p)  the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

     (q)  the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

     (r)  it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations, assets or prospects of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed, vacated or discharged within 30 days;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors’ Committee appointed in the Cases, and to the United States Trustee for the District in which the Cases are pending), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower and its counsel (with a copy to counsel for the Official Creditors’ Committee in the Cases, and to the United States Trustee for the District in which the Cases are pending), with five (5) Business Days’ written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five (5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

SECTION 8. THE AGENT

   SECTION 8.01 Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

   SECTION 8.02 Advances and Payments.

     (a)  On the date of each Loan to be made in accordance with the terms hereof, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Tranche A Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

     (b)  Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank’s Total Commitment Percentage to pay accrued but unpaid expenses, Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank’s Total Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings and to cash collateralization of Letters of Credit. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank’s correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

   SECTION 8.03 Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans or unreimbursed drafts drawn under Tranche B Letters of Credit as a result of which the unpaid portion of its Loans or unreimbursed drafts drawn under Tranche B Letters of Credit is proportionately less than the unpaid portion of the Loans or unreimbursed drafts drawn under Tranche B Letters of Credit of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans or unreimbursed drafts drawn under Tranche B Letters of Credit of such other Bank, so that the aggregate unpaid principal amount of each Bank’s Loans and unreimbursed drafts drawn under Tranche B Letters of Credit and its participation in Loans and unreimbursed drafts drawn under Tranche B Letters of Credit of the other

Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and unreimbursed drafts drawn under Tranche B Letters of Credit as the principal amount of its Loans and unreimbursed drafts drawn under Tranche B Letters of Credit prior to the obtaining of such payment was to the principal amount of all Loans outstanding and unreimbursed drafts drawn under Tranche B Letters of Credit prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan or unreimbursed drafts drawn under Tranche B Letters of Credit may exercise any and all rights of banker’s lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank was the original obligee thereon, in the amount of such participation.

   SECTION 8.04 Agreement of Required Banks and Super-majority Banks. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks or the Super-majority Banks (as the case may be), action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks or the Super-majority Banks (as the case may be), and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

   SECTION 8.05 Liability of Agent.

     (a)  The Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

     (b)  Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

     (c)  The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

   SECTION 8.06 Reimbursement and Indemnification. Each Bank agrees (i) to reimburse (x) the Agent (and the Co-Collateral Monitors) for such Bank’s Total Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent (and the Co-Collateral Monitors) for such Bank’s Total Commitment Percentage of any expenses of the Agent (or the Co-Collateral Monitors, if any) incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

   SECTION 8.07 Rights of Agent. For so long as JPMorgan Chase is a Bank, it is understood and agreed that JPMorgan Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

   SECTION 8.08 Independent Banks. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans and fund the Tranche B Credit-Linked Deposit Account, as the case may be, hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

   SECTION 8.09 Notice of Transfer. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank’s portion of the Loans or portion of the Tranche B Credit-Linked Deposit Amount, as the case may be, for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank or Tranche B Lender shall have been received by the Agent.

   SECTION 8.10 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9.GUARANTY

   SECTION 9.01 Guaranty.

     (a)  Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

     (b)  Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

     (c)  Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

     (d)  Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other

Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

(e)  Each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

(f)  Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

   SECTION 9.02 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

   SECTION 9.03 Subrogation. Upon payment by any Guarantor of any sums to the Agent or a Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

   SECTION 10.01 Notices. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile or delivered to the Borrower or any Guarantor at

c/o Kmart Corporation

3100 West Big Beaver Road Troy, Michigan 48084

(a)	For all notices:

Attention: Treasurer Fax: (248) 614-0951

(b)	For notices other than pursuant to Section 2:

(1)	Attention: Chief Restructuring Officer
Fax: (248) 463-5787

And

(2)	Attention: Chief Financial Officer

Fax: (248) 614-0951

And

(3)	Attention: General Counsel

Fax: (248) 614-1040

and to a Bank or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; or the Business Day following the day on which the same has been delivered to a reputable national overnight air courier service; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

   SECTION 10.02 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Tranche A Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

   SECTION 10.03 Successors and Assigns.

     (a)  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, any interest in Tranche B Letters of Credit and its Tranche B Credit-Linked Deposit, or all or part of its Tranche A Commitment or Tranche B Credit-Linked Deposit, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower’s and the Guarantors’ liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans and the Tranche B Participations, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank’s execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or repayment obligation with respect to any Tranche B Credit-Linked Deposit or reduce the principal amount of any Loan or of any Tranche B Credit-Linked Deposit or the rate of interest or earnings in lieu of interest payable hereunder or (iii) extend the maturity of the Borrower’s obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

     (b)  Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Tranche A Commitment and the same portion of the related Loans at the time owing to it or all or a portion of its Tranche B Credit-Linked Deposit), provided, however, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or to a Bank Affiliate of such assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Tranche A Commitment and/or Loans of the assigning Bank and/or the interest in the Tranche B Credit-Linked Deposit subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $1,000,000 or the remaining portion of such Bank’s Tranche A Commitment, Loans and/or ~~Loans~~Tranche B Credit-Linked Deposit, if less and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (c)  By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this

Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank. Without the consent of the Agent, the Tranche B Credit-Linked Deposit funded by any Tranche B Lender under Section 2.04A shall not be released in connection with any assignment of its Tranche B Credit-Linked Deposit, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied in accordance with the terms of Section 2.04A or 2.04B) pursuant to Section 2.04A in respect of such assignee’s obligations under the Tranche B Credit-Linked Deposit assigned to it.

     (d)  The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Tranche A Commitments of, and principal amount of the Loans and Tranche B Credit-Linked Deposits owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e)  Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (f)  Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

     (g)  The Borrower hereby agrees, to the extent set forth in the Joint Commitment Letter, to actively assist and cooperate with the Agent in the Agent’s efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

   SECTION 10.04 Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any of its Affiliates or to any other Bank, provided such Affiliate agrees to keep such information confidential to the same extent required by the Banks hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank’s legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Bank shall use commercially reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

        SECTION 10.05 Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and J.P. Morgan Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses internally allocated charges and expenses relating to the Agent’s initial and ongoing Borrowing Base examinations, of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, the reasonable fees and disbursements of respective counsel for, and other reasonable expenses of, the Co-Collateral Monitors, Fleet, Fleet Securities, Inc. GECC, CSFB and any Fronting Bank (and their respective Bank Affiliates), and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent, J.P. Morgan Securities Inc., Fleet, GECC and CSFB (and their respective Bank Affiliates) for the expenses set forth in the Joint Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

   SECTION 10.06 Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, J.P. Morgan Securities Inc., Fleet Securities, Inc., the Co-Collateral Monitors, the Banks and any Fronting Bank and their directors, officers, employees, agents and Affiliates (each an “Indemnified Party”) from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

   SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

   SECTION 10.08 No Waiver. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

   SECTION 10.09 Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

   SECTION 10.10 Amendments, etc.

     (a)  No modification, amendment or waiver of any provision of this Agreement (including, without limitation, the provisions of Section 2.01(c)) or the Security and Pledge Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of (1) the Bank affected thereby (x) increase the Tranche A Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Tranche A Commitment of a Tranche A Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or the rate of return on the Tranche B Credit-Linked Deposits pursuant to Section 2.04B(a) or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower’s obligations hereunder, or release any portion of the Tranche B Credit-Linked Deposit Account; or (2) Tranche B Lenders holding Tranche B Credit-Linked Deposits representing in excess of 50% of the Total Tranche B Credit-Linked Deposit, amend Sections 2.04A or 2.04B; or (3) (x) Banks holding Tranche A Commitments and Tranche B Credit-Linked Deposits representing in excess of 75% of the aggregate principal amount of the Total Commitment or (y) if the Tranche A Commitments have terminated or expired, ~~provided~~Banks holding Loans, ~~further, that no~~Tranche A Letter of Credit Outstandings and Tranche B Letter of Credit Outstandings representing in excess of 75% of the aggregate principal amount of such ~~modification or amendment shall without~~Loans, Tranche A Letter of Credit Outstandings and Tranche B Letter of Credit Outstandings, increase the ~~written consent of~~Total Commitment; or (4) all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, (ii) amend this Section 10.10 or the definition of Required Banks, (iii) amend or modify the Super-Priority Claim status of the Banks contemplated by Section 2.23, (iv) except in connection with a disposition permitted by this Agreement, release all or any substantial portion of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors or (v) increase the advance rates set forth in the definition of the term “Borrowing Base” or the addition of new asset categories other than inventory to the Borrowing Base. No such amendment or modification may adversely affect the rights and obligations of the Agent, the Co-Collateral Monitors or any Fronting Bank hereunder or any Bank in the capacity referred to in Section 6.03(~~vi~~vii) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Bank shall bind any Person subsequently acquiring an interest on the Loans held by such Bank. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

     (b)  Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the “Minority Banks”) to provide for (w) the termination of the Tranche A Commitment or the payment in full of the Tranche B Credit-Linked Deposit of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Tranche A Commitment or Tranche B Credit-Linked Deposit of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans (together with any accrued but unpaid interests, Fees or expenses) of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term “Super-majority Banks” shall mean, at any time, Banks ~~holding Loans representing at least 662/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks~~ having Tranche A Commitments and Tranche B Credit-Linked Deposits representing ~~at least~~in the aggregate in excess of 66 2/3% of the Total Commitment.

     (c)  Nothing contained in this Agreement shall prevent or limit any Bank from pledging all or any portion of that Bank’s interest and rights under this Agreement and the other Loan Documents to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act (12 U.S.C. §341) , provided, however, neither such pledge nor the enforcement thereof shall release the pledging Bank from any of its obligations hereunder or under any of the Loan Documents.

   SECTION 10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   SECTION 10.12 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

   SECTION 10.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

   SECTION 10.14 Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Joint Commitment Letter and the fee letters referred to herein and therein, including without limitation, the Borrower’s agreement to actively assist the Agent and the Initial Banks in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.19).

   SECTION 10.15 Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

   SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER:

KMART CORPORATION

By:

Title:

GUARANTORS:

BIG BEAVER DEVELOPMENT CORPORATION

By:

Title:

BIG BEAVER OF CAGUAS DEVELOPMENT CORPORATION

By:

Title:

BIG BEAVER OF FLORIDA DEVELOPMENT, LLC

By:

Title:

BIG BEAVER OF GUAYNABO DEVELOPMENT CORPORATION

By:

Title:

BLUELIGHT.COM LLC

By:

Title:

Signature Page to Credit and Guaranty Agreement

KMART HOLDINGS, INC.

By:

Title:

KMART MICHIGAN PROPERTY SERVICES, L.L.C.

By:

Title:

KMART OF AMSTERDAM, NY DISTRIBUTION CENTER, INC.

By:

Title:

KMART OF MICHIGAN, INC.

By:

Title:

KMART OF NORTH CAROLINA LLC

By:

Title:

~~S.F.P.R.~~KLC, INC.

By:

Title:

KMART CORPORATION OF ILLINOIS, INC.

By:

Title:

Signature Page to Credit and Guaranty Agreement

BLUELIGHT.COM, INC.

By:

Title:

KMART STORES OF INDIANA, INC.

By:

Title:

KMART STORES OF TNCP, INC.

By:

Title:

TC GROUP I LLC

By:

Title:

TROY CMBS PROPERTY, L.L.C.

By:

Title:

KMART OVERSEAS CORPORATION

By:

Title:

Signature Page to Credit and Guaranty Agreement

JAF, INC.

By:

Title:

VTA, INC.

By:

Title:

BIG BEAVER OF CAGUAS DEVELOPMENT CORPORATION II

By:

Title:

BIG BEAVER OF CAROLINA DEVELOPMENT CORPORATION

By:

Title:

KMART PHARMACIES, INC.

By:

Title:

KMART PHARMACIES OF MINNESOTA, INC.

By:

Title:

BUILDERS SQUARE, INC.

By:

Title:

Signature Page to Credit and Guaranty Agreement

KMART CMBS FINANCING, INC.

By:

Title:

KMART INTERNATIONAL SERVICES, INC.

By:

Title:

PMB, INC.

By:

Title:

SOURCING & TECHNICAL SERVICES, INC.

By:

Title:

ILJ, INC.
By:

Title:

STI MERCHANDISING, INC.

By:

Title:

KBL HOLDING INC.

By:

Title:

Signature Page to Credit and Guaranty Agreement

KMART OF INDIANA

By:

Title:

KMART OF PENNSYLVANIA LP

By:

KMART OF TEXAS L.P.

By:

Title:

KMART OF MICHIGAN, INC.

By:

Title:

Signature Page to Credit and Guaranty Agreement

JPMORGAN CHASE BANK, individually and as Agent

By:

Title:

Signature Page to Credit and Guaranty Agreement

FLEET RETAIL FINANCE INC.

By:

Title:

Signature Page to Credit and Guaranty Agreement

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Title:

Signature Page to Credit and Guaranty Agreement

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

By:

Title:

By:

Title:
~~Title:~~

Signature Page to Credit and Guaranty Agreement

ANNEX A
to
REVOLVING CREDIT AND GUARANTY AGREEMENT

Dated as of January 22, 2002

				Tranche B
	Tranche A	Tranche A	Tranche B	Credit-Linked
	Commitment	Commitment	Credit-Linked	Deposit
Bank	Amount	Percentage	Deposit	Percentage

JPMorgan Chase Bank	$500,000,000.00	25.0000%
380 Madison Avenue
New York, New York 10017
Attn: Agnes L. Levy
Managing Director
Fleet Retail Finance Inc.	$500,000,000.00	25.0000%
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attn: James Dore
Director
General Electric Capital	$500,000,000.00	25.0000%
Corporation
550 West Monroe Street
Chicago, Illinois 60661
Attn: Tom Sullivan
Senior Vice President
Credit Suisse First Boston,	$500,000,000.00	25.0000%
Cayman Islands Branch
11 Madison Avenue
New York, New York 10010
Attn: Carol Flaton
Director
Total	~~$2,000,000,000.00~~$1,800,000,000.00	100.0000%	$200,000,000.00	100.0000%

Exhibit A-1 to the
Revolving Credit and
Guaranty Agreement

FORM OF INTERIM ORDER

Exhibit A-2 to the
Revolving Credit and
Guaranty Agreement

FORM OF FINAL ORDER

[To be substantially in the form of the Interim Order
and as described in Section 4.02(d)]

Exhibit B to the
Revolving Credit and
Guaranty Agreement

FORM OF SECURITY AND
PLEDGE AGREEMENT

Exhibit C to the
Revolving Credit and
Guaranty Agreement

FORM OF OPINION OF COUNSEL

Exhibit D to the
Revolving Credit and
Guaranty Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

Exhibit E to the
Revolving Credit and
Guaranty Agreement

FORM OF BORROWING BASE CERTIFICATE

Exhibit E

Kmart Corporation
Form of Weekly Borrowing Base Certificate*
For the Week Ended _________

Section I. Calculation of Excess Availability

A. Net Available Inventory Amount (from Section II, line I)

B. Effective Advance Rate (from Section II, line J)

C. Recovery Rate X 75%

D. If line B is less than line C, enter amount from line A and leave line E blank

E. If line B is greater than or equal to line C, leave line D blank and multiply line C by Gross Inventory Value per stockledger (see Section II, line A)

F. Reserve for pari passu cash management claims of $200MM plus $25MM

G. Other availability reserves

H. Borrowing Base (either line D or line E, as applicable, minus line F minus line G)

I. Total Commitment

J. Lesser of line H or line I

K. Line J x 95% (per Section 2.01 (c) of Agreement)

L. Letters of Credit Outstanding	$

M. Outstanding principal amount of all Loans	$

N. Total Commitment Usage (lines L + M)		$

O. Excess availability/(overadvance) (line K — line N)		$

Officer’s Certification:

Pursuant to the Revolving Credit and Guaranty Agreement dated as of January 22, 2002, as amended (capitalized terms and categories used herein shall have the meanings assigned to such terms and categories in the Agreement), the undersigned certifies solely on behalf of the Borrower and in his/her capacity as an officer thereof that the information provided in this certificate to the JPMorgan Chase Bank, as Administrative Agent and Co-Collateral Monitor, is accurate and complete based on the accounting records of Kmart Corporation.

Kmart Corporation

By: &nbs p;

Signature & Title &nbs p; Date

* The Borrowing Base Certificate is to be accompanied by the documentation outlined in Schedule 1 to Exhibit E. **Borrowing Base Certificates are to be submitted weekly, 5 business days subsequent to each fiscal week end.

Exhibit E

Kmart Corporation
Form of Weekly Borrowing Base Certificate*
For the Week Ended _________

Section II. Calculation of Net Available Inventory Amount
Current Week
Inventory Value of Inventory at Stores per ILR report

Inventory Value of Inventory at DCs per stockledger

A. Gross Inventory Value (a)

B. Less Inventory Value of ineligibles:

Accrued Inventory without a receiver

Closed store inventory

Consigned

In-transit from vendors

Guam

Bakery

Candy (in excess of 2% of Gross Inventory Value)

Dairy

Deli

Digital imaging, photofinishing and 1 hour lab

Floral

Gasoline

Home fragrances and party supplies

Live plants

Meat

Produce

Reader’s market — books and magazines

Restaurant operations

Seafood

Packaway

Seasonal (other than apparel)

Seasonal apparel

Vending machine inventory

Wholesaler freight fees

No perfected security interest

Not solely owned

Layaway (b)

Leased departments

Greeting cards (b)

Not located at a Store or DC

Other (per terms of Agreement, as amended)

B. Total ineligibles

C. Eligible Inventory Amount (before Inventory Reserves) (line A — line B)

(continued on page 3 of 3)

(a) Must agree to Section III Weekly Inventory Rollforward end of fiscal week Inventory per stockledger at cost.

(b) To the extent included in Gross Inventory Value.

* The Borrowing Base Certificate is to be accompanied by the documentation outlined in Schedule 1 to Exhibit E.

     **Borrowing Base Certificates are to be submitted weekly, 5 business days subsequent to each fiscal week end.

Exhibit E

Kmart Corporation
Form of Weekly Borrowing Base Certificate*
For the Week Ended __________

C.	Eligible Inventory Amount (before Inventory Reserves) (from page 2 of 3)
D.	Less Inventory Reserves:

Shrink reserve

Intracompany profit reserve

General reserve

RTV and charity reserve

E.	Adjusted Eligible Inventory Amount (line C minus line D)

F.	Advance rate	60%
G.	Gross Available Inventory Amount (line E multiplied by line F)

H.	Less additional reserves:

Martha Stewart Reserve

Kmart Gift Card Liability Reserve

Other reserves

I.	Net Available Inventory Amount (line G minus line H)

J.	Effective Advance Rate (line I divided by line A)

Section III. Weekly Inventory Rollforward
	Retail	Cost
	Store DC	Store DC
Prior fiscal week’s ending Inventory per prior week’s Borrowing Base Certificate	$	$

Reconciling items (provide description)	$	$

Beginning of current fiscal week Inventory per stockledger	$	$

Plus: Purchases

Plus: Markups		N/A

Plus: Invoice and receiver accruals

Plus: other (provide description)

Less: Sales		N/A

Less: POS markdowns		N/A

Less: Permanent/hard markdowns		N/A

Less: Markup cancellations		N/A

Less: Shrink/waste actual		N/A

Less: Shrink/waste accrual		N/A

Less: Other (provide description)		N/A

End of current fiscal week Inventory per stockledger	$	$

Less: Reconciling items — activity after Friday of current fiscal week (provide description)	$	$

Ending inventory per ILR report as of Friday of current fiscal week

	$	$

* The Borrowing Base Certificate is to be accompanied by the documentation outlined in Schedule 1 to Exhibit E.

**Borrowing Base Certificates are to be submitted weekly, 5 business days subsequent to each fiscal week end.

Kmart Corporation
Collateral Monitoring Reporting Requirements

Documents to be Submitted to the Bank

Unless otherwise noted, the following information is to be submitted on a weekly or monthly basis for the Kmart Corporation by the 5th business day subsequent to each fiscal week end or the 10th business day subsequent to each fiscal month end:

•	Weekly Borrowing Base Certificate in form of Exhibit E including:

•	Section I — Calculation of Excess Availability

•	Section II — Calculation of Net Available Inventory Amount

•	Section III — Weekly Inventory Rollforward (including a description of reconciling items)

•	Supporting documentation (system-generated extract report where applicable) for the Inventory balances, ineligibles and reserves per the Agreement and Borrowing Base Certificate, the Weekly Inventory Rollforward, and calculated amounts (to be submitted by the 6th business day subsequent to each fiscal week end.)

•	Inventory (weekly): (to be submitted by the 6th business day subsequent to each fiscal week end)

1)	Makoro Key Inventory Statistics report from stockledger by division, and reconciliation from stockledger to Makoro (containing the information available on such report as of the Closing Date, and, if such Key Inventory Statistics reports are not available or no longer contain such information, other reports containing such information) for total company and by division, detailing sales, ending inventory at retail, ending inventory at cost, markon %, POS and hard (permanent) markdowns, gross margin in dollars and as a percent of sales both before and after shrink and allowances, and inventory turns.

2)	Reconciliation between the prior fiscal week’s ending inventory balance per the prior week’s Borrowing Base Certificate and the current fiscal week’s beginning inventory balance per the stockledger.

3)	Total page per ILR report; reconciliation between the ILR report and the stockledger .

4)	Inventory by location per stockledger — in aggregate for stores, distribution centers and geographic region.

5)	Supporting documentation and analysis for accrued invoices.

6)	Inventory by division (at cost and retail).

7)	Listing of closed stores including date store was closed and inventory (product mix) by division (at cost and retail), or for stores in process of closing, date Store Closure Sale begins and inventory (product mix) by division (at cost and retail).

8)	Inventory balance at cost and retail for Martha Stewart inventory on hand.

9)	Import 2000 in-transit inventory report at cost.

10)	Discontinued inventory report at retail.

11) Seasonal apparel aging inventory report at retail.

• Inventory (monthly):

1) Reconciliation of inventory balance at cost per stockledger to general ledger and balance sheet.

2) Inventory by location per stockledger — detailed by store, distribution center and geographic region.

3) Consigned inventory at cost and retail by vendor.

4) Return to vendor and RGC from stores and DCs at cost and retail.

5) Physical test count results and comparison to accruals.

6) List of open and closed stores by geographic region.

7) Plan to actual results by merchandising division.

• Other (weekly unless otherwise noted):

1) Total aged accounts payable balances.

2) Top twenty five vendor payable balances (including terms and product supplied).

3) Cash/gift card liabilities (provided monthly until August 2002 then weekly).

4) Net profit reports for the top ten and bottom ten performing stores based on store contribution. (monthly)

5) Results of GOB sales.

6) DC operating statements and performance statistics.(monthly)

7) Comparable stores sales % (monthly).

8) Financial statements (monthly).

9) Detail listing of accrued expenses and expenses paid to date pursuant to Section 2.23 of the Agreement (monthly).

10) Fiscal week accounting calendar (annually).

11) Cash at Stores

12) Other cash available

13) Trade payable disbursements

Submit to:	JPMorgan
Collateral Agent Services Group
270 Park Avenue, 29th floor
New York, NY 10017
Attention: Jason Schick
Telephone: (212) 270-7130
Fax: (212) 270-7449 (or 6229)
E-mail: jason.schick@jpmorgan.com

SCHEDULE 3.05

SUBSIDIARIES

SCHEDULE 3.10

LITIGATION

SCHEDULE 3.12

LABOR RELATIONS

SCHEDULE 6.10

INVESTMENTS, LOANS AND ADVANCES

Arc Light Systems LLC
Burbank Joint Venture
Martha Stewart Living Omnimedia, Inc.
Meldisco Corporations
Naple Joint Venture
Red Road Joint Venture
Penske Auto Centers LLC
Plaza Guaynabo L.P.
Troy CMBS LLC
Woodridge Joint Venture
Worldwide Retail Exchange LLC
3016269 Nova Scotia Co.

SCHEDULE 6.11

ASSET SALES

SCHEDULE 7.01(m)

Payments of Prepetition Claims Pursuant to the First-Day Orders

2. Motion for an Order Pursuant to 11 U.S.C. §§ 105(a), 365 and 507(a)(6) Authorizing Continuation of Certain Customer Practices and Payment of Certain Customer Service Providers

Type of Expenditure Permitted Amount

a. Gift Certificates: actual (no limit)

b. Warranties: actual (no limit)

c. Layaway Program: actual (no limit)

d. Returns, Refunds and Exchanges: actual (no limit)

e. Rain Checks: actual (no limit)

f. Customer Service Providers: $70 million

(defined as certain individuals or entities, who (a) provide services to the Debtors’ customers on behalf of the Debtors under licenses or other agreements (including, without limitation, internet service providers), (b) have direct contact with the Debtors’ customers or take possession of customers’ goods or property, (c) are perceived by customers to be employees of the Debtors, and/or (d) are compensated by the Debtors, who, in turn, receive customer payments for those services)

g. Coupons, Rebates and Certificates: actual (no limit)

3. Motion for Order (I) Authorizing the Debtors To Pay Prepetition Wages, Salaries, and Employee Benefits; (II) Authorizing the Debtors to Continue The Maintenance of Employee Benefit Programs In the Ordinary Course; and (III) Directing All Banks to Honor Prepetition Checks for Payment of Prepetition Employee Obligations

Type of Expenditure &nbs p; Permitted Amount

a. Wages, Salaries, and Commissions: Actual (no limit)

b. Other Compensation: Vacation, Personal, Sick Time, Bonus, Business Expenses, and Severance Payments: Actual (no limit)

c. Employee Benefit Plans: Actual (no limit)

d. Savings and Retirement Plans: Actual (no limit)

e. Workers’ Compensation: Actual (no limit)

f. Other Benefits: Actual (no limit)

g. Social Security, Income Taxes, and Other Withholding: Actual (no limit)

h. Administration of Employee Benefit: Actual (no limit)

4. Motion for an Order Pursuant to 11 U.S.C. §§ 105(a), 541, and 507(a)(8) Authorizing the Debtors to Pay Prepetition Sales, Use, Trust Fund and Other Taxes and Related Obligations

Type of Expenditure Permitted Amount

a. State and Local Sales and Use Tax: Actual (no limit)

b. Other “Trust Fund” Taxes Including with respect to Liquor Sales, Fishing Licenses, Postage and Lottery Tickets: Actual (no limit)

5. Motion for Entry of Order Pursuant to 11 U.S.C. §§ 105(a), 366, 503, and 507 of the Bankruptcy Code (I) Prohibiting Utilities from Altering, Refusing or Discontinuing Services on Account of Prepetition Invoices and (II) Establishing Procedures for Determining Requests for Additional Assurance

Type of Expenditure Permitted Amount

a. Utility Deposits: Actual (no limit)

6. Motion for an Order Pursuant to 11 U.S.C. § 105 Authorizing Payment of Prepetition Claims of Consignment Vendors and Customer Service Providers and Approving Procedures Concerning Consigned Goods

Type of Expenditure	Permitted Amount

a. Consignment Vendors:	Actual (no limit, but estimated at $135 million for goods sold Prepetition)

b. Customer Service Providers:	$70 million (same as item 1f above)

(defined as certain individuals or entities, who: (a) provide services to the Debtors’ customers on behalf of the Debtors under licenses or other agreements, (b) have direct contact with the Debtors’ customers or take possession of customers’ goods or property, (c) are perceived by customers to be employees of the Debtors, and/or (d) are compensated by the Debtors, who, in turn, receive customer payments for those services; e.g., Footstar, Inc., auto service and repair providers, greeting card companies, film developers, food service providers, ticket service providers and cash transfer service providers)

7. Motion for Order under 11 U.S.C. § 105(a) Authorizing the Payment of Prepetition Claims of Certain Critical Trade Vendors

Type of Expenditure Permitted Amount

a. Fleming Companies, Inc.: $76.0 million

b. Handleman Company: $64.0 million

c. Egg and Dairy Vendors: $25 million

d. Advertising Vendors: $135 million

(Defined as parties necessary to the continuation of the entire circular advertising program, including circular layout and development, commodity paper procurement, circular printing, and newspaper placement and distribution)

8. Motion for an Order Pursuant to 11 U.S.C. § 105(a) Authorizing Payment of Certain Shipping and Delivery Charges

Type of Expenditure Permitted Amount

a. Shippers Actual (no limit)

(Defined as approximately 200 regional, domestic and foreign commercial common carriers, movers, shippers, freight forwarders/consolidators, customers brokers, shipping auditing services, deconsolidators, distributors and certain other third-party service providers)

b. Armored Car Carriers: Actual (no limit)

9. Motion Pursuant to 11 U.S.C. §§ 105, 362, 503 and 546 for Entry of Interim and Final Orders (I) Providing Administrative Expense Treatment for Certain Holders of Valid Reclamation Claims and (II) Establishing Procedures for Resolution and Payment of Reclamation Claims

Type of Expenditure Permitted Amount

a. Reclamation Claims Actual (no limit)

10. Motion for an Order Pursuant to 11 U.S.C. §§ 105(a), 503(b) and 546(b) Authorizing Payment of Contractors and Service Providers in Satisfaction of Liens

Type of Expenditure Permitted Amount

a. Mechanics’ Liens Actual (no limit)

b. Service Providers Actual (no limit)

(defined as vendors who repair and maintain Debtors’ equipment and may have a possessory lien upon the Debtors’ property in their possession).

11. Motion for an Order Pursuant to 11 U.S.C. §§ 105(a) and 363 Authorizing Payment of Prepetition Obligations Necessary to Obtain Imported Merchandise

Type of Expenditure Permitted Amount

a. Foreign Vendors $20 million (estimated)

12. Motion for an Order Pursuant to 11 U.S.C. §§ 363 and 546(g)* Authorizing Debtors to Implement a Vendor Return Program and Granting Related Relief

Type of Expenditure Permitted Amount

a. Vendor Return Program Actual (no limit)

(defined as the return of goods to vendors who extend the Debtors postpetition trade terms for a credit against such vendors’ prepetition claims)

13. Motion for Entry of Interim and Final Orders (I) Providing Administrative Expense Treatment for PACA and PASA Trust Claims and (II) Establishing Procedures for Resolution and Payment of PACA and PASA Claims

Type of Expenditure Permitted Amount

a. PACA/PASA Claims Actual (no limit)

(defined as prepetition claims under the Perishable Agricultural Commodities Act of 1930 and Packers and Stockyards Act of 1921)